Exhibit 10.2

FORM OF

OPERATING AGREEMENT

OF

LAZARD GROUP LLC

Dated as of                 , 2005

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Exhibits
Exhibit A	Acknowledgement
Exhibit B	Certain Tax Related Matters

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OPERATING AGREEMENT (together with all exhibits, annexes and schedules hereto, this “Agreement”) of LAZARD GROUP LLC (formerly known as Lazard LLC), a Delaware limited liability company (the “Company”), dated as of                 , 2005.

WHEREAS, the Amended and Restated Limited Partnership Agreement made as of May 6, 1988, as amended (the “Partnership Agreement”), constituted the partnership agreement of Lazard Partners Limited Partnership, a Delaware limited partnership (the “Partnership”); and

WHEREAS, effective as of 5:00 a.m., New York City time, on March 3, 2000, the Partnership was converted into the Company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (as amended from time to time and any successor statute thereto, the “Act”) and the ownership, capital and profit sharing interests in the Partnership were reorganized into ownership, capital and profit sharing interests in the Company; and

WHEREAS, on March 3, 2000, certain members of Lazard Frères & Co. LLC, a New York limited liability company (“LFNY”), and certain shareholders of Lazard Frères S.A.S., a French Société par Actions Simplifiée (“LF”), and Maison Lazard S.A.S., a French Société par Actions Simplifiée (“ML” and, together with LF, “LFP”), transferred their ownership, capital and profit sharing interests in LFNY and LFP to the Company in exchange for ownership, capital and profit sharing interests in the Company; and

WHEREAS, as of March 16, 2001, the members of the Company entered into an Amended and Restated Operating Agreement of the Company, dated as of March 16, 2001 (the “First Amended Operating Agreement”), amending and restating in its entirety the Operating Agreement of the Company dated March 3, 2000 (the “Original Operating Agreement”) to reflect certain amendments thereto; and

WHEREAS, as of May 30, 2001, the members of the Company entered into a Second Amended and Restated Operating Agreement of the Company, dated as of May 30, 2001 (the “Second Amended Operating Agreement”), amending and restating in its entirety the First Amended Operating Agreement to reflect certain amendments thereto; and

WHEREAS, as of January 1, 2002, the members of the Company entered into a Third Amended and Restated Operating Agreement of the Company, dated as of January 1, 2002 (the “Initial Third Amended Operating Agreement”), amending and restating in its entirety the Second Amended Operating Agreement to reflect certain amendments thereto; and

WHEREAS, the members of the Company amended the Initial Third Amended Operating Agreement pursuant to Amendment No.1 dated as of January 10, 2003, Amendment No. 2, dated as of December 10, 2003, and Amendment No. 3, dated as of December 15, 2004, to reflect certain amendments thereto; and

WHEREAS, on December 16, 2004, the Company entered into that certain Class B-1 and Class C Members Transaction Agreement relating to Lazard LLC (the “Transaction Agreement”); and

WHEREAS, the members of the Company further amended the Initial Third Amended Operating Agreement pursuant to Amendment No. 4, dated as of the date hereof and Amendment No. 5, dated as of the date hereof, to reflect certain amendments thereto (as so amended through Amendment No. 5, the “Third Amended Operating Agreement”); and

WHEREAS, on the date hereof after the effectiveness of the amendments to the Third Amended Operating Agreement on the date hereof, the Company entered into that certain Master Separation Agreement (the “Master Separation Agreement”) with Lazard Ltd, a Bermuda company (“Lazard Ltd”), LAZ-MD Holdings LLC, a Delaware limited liability company (“LAZ-MD”), and LFCM Holdings LLC, a Delaware limited liability company and currently wholly owned subsidiary of the Company (“LFCM”); and

WHEREAS, pursuant to the Transaction Agreement, on the date hereof and after entry into the Master Separation Agreement, certain Class B-1 Members and Class C Members (each as defined in the Third Amended Operating Agreement) transferred Class B-1 Interests and Class C Interests (each as defined in the Third Amended Operating Agreement) to LAZ-MD, and simultaneously therewith, pursuant to Section 6.02(b) of the Third Amended Operating Agreement, all other Interests (as defined in the Third Amended Operating Agreement) were transferred to LAZ-MD in exchange for limited liability company interests in LAZ-MD (the “Forced Sale”); and

WHEREAS, pursuant to and simultaneously with the consummation of the Exchange and the Forced Sale, all members of the Company immediately prior to the Exchange and the Forced Sale ceased to be members of the Company, and LAZ-MD was admitted to the Company as the sole member and is continuing the Company without dissolution; and

WHEREAS, LAZ-MD, as the sole member of the Company, is entering into this Agreement to amend and restate in its entirety the Third Amended Operating Agreement, effective immediately, to reflect, among other things, (1) the recapitalization of the Company’s limited liability company interests into new classes of limited liability company interests having the rights and obligations set forth herein, (2) the reconstitution of the management and governance of the Company as set forth herein, and (3) the change in the name of the Company to “Lazard Group LLC”; and

WHEREAS, on the date hereof, immediately after the effectiveness of this Agreement, the Company is causing the filing of a Certificate of Amendment to its Certificate of Formation with the Secretary of State of the State of Delaware to reflect the change in the Company’s name from “Lazard LLC” to “Lazard Group LLC”; and

WHEREAS, pursuant to, and subject to satisfaction or waiver of the conditions set forth in, the Transaction Agreement and the Master Separation Agreement, on the date hereof, LAZ-MD shall redeem the limited liability company interests in LAZ-MD that were issued in exchange for Class B-1 Interests and Class C Interests (each as defined in the Third Amended Operating Agreement) for the Redeemable Interests (as defined below), effective immediately after effectiveness of this Agreement (the “First Redemption”); and

WHEREAS, pursuant to, and subject to satisfaction or waiver of the conditions set forth in, the Transaction Agreement and the Master Separation Agreement, immediately after consummation of the First Redemption, the Company shall contribute all of its right, title and interests in and to certain businesses and assets of the Company (the “Separated Business”) to LFCM, and the Company shall delegate, and LFCM shall assume, certain liabilities, including liabilities relating to the Separated Business, and the Company shall distribute all of the limited liability company interests in LFCM to LAZ-MD, in each case, on the terms and subject to the conditions set forth in the Master Separation Agreement (collectively, the “Separation”); and

WHEREAS, pursuant to, and subject to satisfaction or waiver of the conditions set forth in, the Transaction Agreement and the Master Separation Agreement, immediately after consummation of the Separation, (1) Lazard Ltd shall consummate the initial public offering of shares of Class A common stock, par value $.01 per share, of Lazard Ltd (the “Lazard Ltd Common Stock”), (2) Lazard Ltd shall cause Lazard Ltd Sub A (as defined below) to contribute to the Company a portion of the net proceeds from such initial public offering on the terms and subject to the conditions set forth in the Master Separation Agreement (the “Lazard Ltd Sub A Contribution”), and Lazard Ltd shall cause Lazard Ltd Sub B (as defined below) to contribute to the Company a portion of the net proceeds from such initial public offering on the terms and subject to the conditions set forth in the Master Separation Agreement (the “Lazard Ltd Sub B Contribution”), and (3) in exchange therefor, the Company shall issue to Lazard Ltd Sub A a Common Interest (each as defined herein) and to Lazard Ltd Sub B a Common Interest and admit each of Lazard Ltd Sub A and Lazard Ltd Sub B as Common Members and Lazard Group Finance LLC, a Delaware limited liability company (“FinanceCo”), as the Managing Member, in each case in accordance with the Master Separation Agreement and effective immediately upon consummation of the contributions in accordance with this Agreement (the “Common Stock Offering Transaction”); and

WHEREAS, pursuant to, and subject to satisfaction or waiver of the conditions set forth in, the Transaction Agreement and the Master Separation Agreement, immediately after the consummation of the Separation, the Company shall sell debt securities to certain institutional investors and shall sell debt securities to FinanceCo (such sales, together with the Common Stock Offering Transaction, the “Financing Transactions”); and

WHEREAS, pursuant to, and subject to satisfaction or waiver of the conditions set forth in, the Transaction Agreement and the Master Separation Agreement, immediately after consummation of the Financing Transactions, the Company shall redeem the Redeemable Interests for the Redemption Consideration (as defined below) (the “Second Redemption”); and

WHEREAS, each of the Lazard Board (as defined in the Third Amended Operating Agreement) and LAZ-MD, in its capacity as the sole member of the Company, has approved and adopted this Agreement.

NOW, THEREFORE, the Member hereby amends and restates in its entirety the Third Amended Operating Agreement and adopts the following as the “limited liability company agreement” of the Company within the meaning of the Act:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Accounting Period” means (i) in the case of the first Accounting Period, the period commencing on the date of this Agreement and ending at the next Closing of the Books Event, and (ii) in the case of each subsequent Accounting Period, the period commencing immediately after a Closing of the Books Event and ending at the next Closing of the Books Event.

“Acknowledgment” means a Membership Acknowledgement and Agreement with respect to the Profit Participation Interests in the form attached hereto as Exhibit A.

“Act” has the meaning set forth in the recitals to this Agreement.

“Adjusted Percentage Interest” means, with respect to a Common Member (other than a Lazard Ltd Member) the product of (i) the Tax Rate (as determined by the Company in its sole discretion) applicable to such Common Member and (ii) a fraction, the numerator of which is the Percentage Interest of such Common Member and the denominator of which is the sum of the Percentage Interests for all Common Members (other than the Lazard Ltd Members).

“Affiliate” means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Alternative Tax Rate” means the weighted average of the Tax Rates (weighted in proportion to relative Percentage Interests) applicable to Common Members other than the Lazard Ltd Members.

“Ancillary Agreements” means “Ancillary Agreements” as defined in that Master Separation Agreement.

“Applicable Tax Rate” means the greater of the Lazard Ltd Tax Rate and the Alternative Tax Rate.

“Bankruptcy Event” means the occurrence of any of the events described in Section 18-304 of the Act or any similar provision of any successor statute.

“Cap” has the meaning set forth in Section 5.04.

“Capital” means, with respect to any Member, such Member’s Common Capital and/or Profit Participation Capital, as applicable.

“Capital Account” has the meaning set forth in Section 5.01.

“Certificate of Conversion” means the certificate of conversion converting the Partnership into the Company filed with the office of the Secretary of State of the State of Delaware on March 2, 2000.

“Certificate of Formation” means the certificate of formation of the Company filed with the office of the Secretary of State of the State of Delaware on March 2, 2000.

“Closing of the Books Event” means any of (i) the close of the last day of each calendar year and each calendar quarter, (ii) the close of any date on which there occurs a dissolution of the Company, the admission of a new Common Member or the withdrawal of a Common Member, or (iii) any other time that the Lazard Board determines to be appropriate for an interim closing of the Company’s books.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Common Capital” means, with respect to any Common Member, the balance in such Member’s Common Capital Account from time to time.

“Common Capital Account” has the meaning set forth in Section 5.01.

“Common Interest” means, with respect to any Common Member, such Member’s Common Units and Common Capital and rights and obligations with respect to the Company pursuant to this Agreement and applicable law by virtue of such Member holding such Common Units and having such Common Capital.

“Common Member” means any person who, from time to time, is entitled to a Common Interest pursuant to and in compliance with this Agreement and who shall have been admitted to the Company as a Common Member in accordance with this Agreement and shall not have ceased to be a Common Member under the terms of this Agreement.

“Common Member’s Proportionate Tax Share” means (i) with respect to a Lazard Ltd Member, the product of (x) the Lazard Ltd Tax Distribution for the fiscal year, fiscal quarter or other period, as applicable, and (y) a fraction, the numerator of which is the Percentage Interest of such Lazard Ltd Member for such fiscal year, fiscal quarter or other period and the denominator of which is the sum of the Percentage Interests for all Lazard Ltd Members for such fiscal year, fiscal quarter or other period and (ii) with respect to a Common Member other than a Lazard Ltd Member, the product of (x) the Remaining Tax Distribution for the fiscal year, fiscal quarter or other period, as applicable, and (y) a fraction, the numerator of which is the Adjusted Percentage Interest of such Common Member for such fiscal year, fiscal quarter or other period and the denominator of which is the sum of the Adjusted Percentage Interests for all Common Members (other than the Lazard Ltd Members) for such fiscal year, fiscal quarter or other period. In the event that the Percentage Interest of a Common Member changes during any fiscal year, fiscal quarter or other period, the Common Member’s Proportionate Tax Share of such Common Member and the other Common Members, as the case may be, for such fiscal year, fiscal quarter or other period shall be appropriately adjusted to take into account the Common Members’ varying interests.

“Common Stock Offering Transaction” has the meaning set forth in the recitals to this Agreement.

“Common Tax Distribution” means, for each fiscal year, fiscal quarter or other period of the Company during the term of the Company, the product of (i) the aggregate amount of taxable income or gain allocated to the Common Members pursuant to Section 5.04(a)(ii) for such fiscal year, fiscal quarter or other period and (ii) the Applicable Tax Rate for such fiscal year, fiscal quarter or other period.

“Common Units” has the meaning set forth in Section 4.03(b).

“Company” has the meaning set forth in the preamble to this Agreement.

“Conversion Agreement” means the Conversion Agreement dated as of March 3, 2000, among the requisite percentage of the partners of the Partnership.

“Coordination Agreement” means the Amended and Restated Coordination Agreement, to be entered into as of the date hereof, by and among the Company, LFP, LB, LFNY and LAM.

“Delaware Arbitration Act” has the meaning set forth in Section 10.05(d).

“Directors” has the meaning set forth in Section 3.02(a).

“Disputes” has the meaning set forth in Section 10.05.

“Dividend Distribution” means, for each Common Member, the product of (1) the number of Common Units held by such Member and (2) the per share cash dividend, if any, to be paid on such date as declared by the Board of Directors of Lazard Ltd.

“Elective Lazard Group Exchange” has the meaning set forth in Section 7.05(b).

“Encumbrance” has the meaning set forth in Section 7.07.

“Estate Transfer” has the meaning set forth in Section 7.06.

“Estate Transferee” has the meaning set forth in Section 7.06.

“Executive Review” has the meaning set forth in Section 10.05(b).

“FinanceCo” has the meaning set forth in the recitals to this Agreement.

“Financing Transactions” has the meaning set forth in the recitals to this Agreement.

“First Amended Operating Agreement” has the meaning set forth in the recitals to this Agreement.

“First Redemption” has the meaning set forth in the recitals to this Agreement.

“Forced Sale” has the meaning set forth in the recitals to this Agreement.

“Governing Agreements” means the constitutional or organizational documents (including, if applicable, any limited liability company agreement, certificate of incorporation or formation, articles of incorporation or formation, bylaws, statuts or similar documents or agreements) of each House.

“Head of Lazard and Chairman of the Executive Committee” means the Chief Executive Officer of the Company.

“Houses” means LB, LFNY, LFP and the Other Houses.

“ICC” has the meaning set forth in Section 10.05(b).

“ICC Rules” has the meaning set forth in Section 10.05(b).

“Immediate Lazard Group Exchange” has the meaning set forth in Section 7.05(a).

“Initial Third Amended Operating Agreement” has the meaning set forth in the recitals to this Agreement.

“Interest” means a Common Interest, a Profit Participation Interest and, until the consummation of the Second Redemption, a Redeemable Interest.

“LAM” means Lazard Asset Management LLC, a Delaware limited liability company and a Subsidiary of the Company.

“LAZ-MD” has the meaning set forth in the recitals to this Agreement.

“LAZ-MD Common Members” means all of the Common Members other than Lazard Ltd and its Subsidiaries (including Lazard Ltd Sub A and Lazard Ltd Sub B).

“LAZ-MD Exchange” means a “LAZ-MD Exchange” as defined in the LAZ-MD Operating Agreement.

“LAZ-MD Exchangeable Interest” means a “Class II Interest” of LAZ-MD having the rights and obligations set forth in the limited liability company agreement of LAZ-MD as in effect from time to time.

“LAZ-MD Exchanging Member” means a “LAZ-MD Exchanging Member” as defined in the LAZ-MD Operating Agreement.

“LAZ-MD Operating Agreement” means the Operating Agreement of LAZ-MD Holdings LLC, dated as of the date hereof, as it may be amended from time to time.

“Lazard Board” has the meaning set forth in Section 3.01.

“Lazard Group Exchange” has the meaning set forth in Section 7.05(b).

“Lazard Group Exchange Consideration” has the meaning set forth in Section 7.05(a).

“Lazard Ltd” has the meaning set forth in the recitals to this Agreement.

“Lazard Ltd Affiliate” has the meaning set forth in Section 10.17(a).

“Lazard Ltd Board” has the meaning set forth in Section 3.02(f).

“Lazard Ltd Bye-Laws” means the Bye-Laws of Lazard Ltd, as amended and restated as of the date hereof and as further amended or supplemented from time to time.

“Lazard Ltd Common Stock” has the meaning set forth in the recitals to this Agreement.

“Lazard Ltd Member” means Lazard Ltd Sub A and Lazard Ltd Sub B.

“Lazard Ltd Nominating Committee” has the meaning set forth in Section 3.02(f).

“Lazard Ltd Recipient” has the meaning set forth in Section 7.02(a).

“Lazard Ltd Sub A” means the Subsidiary of Lazard Ltd designated as such on Schedule 1.01.

“Lazard Ltd Sub A Contribution” has the meaning set forth in the recitals to this Agreement.

“Lazard Ltd Sub B” means the Subsidiary of Lazard Ltd designated as such on Schedule 1.01.

“Lazard Ltd Sub B Contribution” has the meaning set forth in the recitals to this Agreement.

“Lazard Ltd Tax Distribution” means the product of (i) the Common Tax Distribution for the fiscal year, fiscal quarter or other period, as applicable and (ii) the aggregate Percentage Interest of the Lazard Ltd Members.

“Lazard Ltd Tax Rate” means the greater of Lazard Ltd Sub A’s Tax Rate and Lazard Ltd Sub B’s Tax Rate.

“Lazard Mark” means (a) any service mark or trademark which includes the word “Lazard” or the initials “LF,” including fund names and designations such as “Lazard Asset

Management,” or (b) any other word or design service mark or trademark which (1) has been used or licensed by any of LB (or any of its predecessor companies), LFNY, LF, ML or the Company or (2) has been designated as a Lazard Mark by the Lazard Board on or after the date hereof.

“Lazard Name” means any of the firm names Lazard, Lazard Brothers or Lazard Frères or any other firm name which includes the word “Lazard.”

“LB” means Lazard & Co., Holdings Limited, an English private limited company.

“LF” means Lazard Frères S.A.S., a French Société par Actions Simplifiée.

“LFCM” has the meaning set forth in the recitals to this Agreement.

“LFNY” means Lazard Frères & Co. LLC, a New York limited liability company.

“LFP” means each of LF and ML.

“Managing Director” means (a) a managing director or limited managing director of LFNY, (b) an Associé-Gérant of LF, (c) a managing director or limited managing director of LB or (d) a managing director, limited managing director or comparable executive of one of the Other Houses, as applicable; provided, however, that “Managing Director” shall exclude any managing director or limited managing director of LAM, in their capacity as such.

“Managing Member” has the meaning set forth in Section 4.02.

“Mandatory Lazard Group Exchange” has the meaning set forth in Section 7.05(b).

“Mandatory LAZ-MD Exchange” means a “Mandatory Exchange” as defined in the LAZ-MD Operating Agreement.

“Master Separation Agreement” has the meaning set forth in the recitals to this Agreement.

“MD Common Member” has the meaning set forth in Section 7.05(b).

“Members” means the Common Members, Profit Participation Members, the Managing Member and, until the consummation of the Second Redemption, a Redeemable Member, and “Member” means any of the foregoing.

“ML” means Maison Lazard S.A.S., a French Société par Actions Simplifiée.

“Original Operating Agreement” has the meaning set forth in the recitals to this Agreement.

“Other Houses” means LAM and all Subsidiaries of the Company that shall be designated by the Company as a house (but excluding LB, LFNY and LFP).

“Partial LAZ-MD Mandatory Exchange” means a “Partial LAZ-MD Mandatory Exchange” as defined in the Master Separation Agreement.

“Partnership” has the meaning set forth in the recitals to this Agreement.

“Partnership Agreement” has the meaning set forth in the recitals to this Agreement.

“Percentage Interest” means, with respect to a Common Member, the ratio, expressed as a percentage, of the number of Common Units held by such Common Member over the number of Common Units held by all Common Members.

“Profit Participation Capital” means, with respect to any Profit Participation Member, the balance in such Member’s Profit Participation Capital Account from time to time.

“Profit Participation Capital Account” has the meaning set forth in Section 5.01.

“Profit Participation Interest” means, with respect to any Profit Participation Member, such Member’s Profit Participation Percentage and Profit Participation Capital and rights and obligations with respect to the Company pursuant to this Agreement and applicable law by virtue of such Member holding such Profit Participation Percentage and having such Profit Participation Capital.

“Profit Participation Member” means any person who has acquired a Profit Participation Interest pursuant to and in compliance with this Agreement and who shall have been admitted to the Company as a Profit Participation Member in accordance with this Agreement and shall not have ceased to be a Profit Participation Member under the terms of this Agreement.

“Profit Participation Percentage” means, with respect to any Accounting Period, (1) the profit percentage of a Profit Participation Member under the terms of this Agreement for such Accounting Period determined in accordance with Section 4.03, or (2) the profit percentage constituting the Unallocated Float.

“Profit Participation Member’s Proportionate Tax Share” means, with respect to a Profit Participation Member, the product of (x) the Profit Participation Tax Distribution for the fiscal year, fiscal quarter or other period, as applicable, and (y) the Profit Participation Percentage of such Profit Participation Member for such fiscal year, fiscal quarter or other period. In the event that the Profit Participation Percentage of a Profit Participation Member changes during any fiscal year, fiscal quarter or other period, the Profit Participation Member’s Proportionate Tax Share of such Profit Participation Member and the other Profit Participation Members, as the case may be, for such fiscal year, fiscal quarter or other period shall be appropriately adjusted to take into account the Profit Participation Members’ varying interests.

“Profit Participation Tax Distribution” means, for each fiscal year, fiscal quarter or other period of the Company during the term of the Company, the product of (i) the aggregate amount of taxable income or gain allocated to the Profit Participation Members pursuant to Section 5.04(a)(i) for such fiscal year, fiscal quarter or other period and (ii) the Applicable Tax Rate for such fiscal year, fiscal quarter or other period.

“Proportionate Distribution Amount” has the meaning set forth in Section 8.03(a).

“Quarterly Common Tax Distribution” means, for each Common Member for each of the first three fiscal quarters of the Company during the term of the Company, such Common Member’s Proportionate Tax Share for such fiscal quarter.

“Quarterly Profit Participation Tax Distribution” means, for each Profit Participation Member for each of the first three fiscal quarters of the Company during the term of the Company, such Profit Participation Member’s Proportionate Tax Share for such fiscal quarter.

“Redeemable Class B-1 Interest” means, with respect to any Redeemable Class B-1 Member, such Member’s interest in the Company designated as a “Redeemable Class B-1 Interest” and such Member’s rights and obligations with respect to the Company pursuant to this Agreement and applicable law by virtue of such Member holding such Redeemable Class B-1 Interest.

“Redeemable Class B-1 Member” means any person who has acquired a Redeemable Class B-1 Interest pursuant to and in compliance with this Agreement and who shall have been admitted to the Company as a Redeemable Class B-1 Member in accordance with this Agreement and shall not have ceased to be a Redeemable Class B-1 Member under the terms of this Agreement.

“Redeemable Class C Interest” means, with respect to any Redeemable Class C Member, such Member’s interest in the Company designated as a “Redeemable Class C Interest” and such Member’s rights and obligations with respect to the Company pursuant to this Agreement and applicable law by virtue of such Member holding such Redeemable Class C Interest.

“Redeemable Class C Member” means any person who has acquired a Redeemable Class C Interest pursuant to and in compliance with this Agreement and who shall have been admitted to the Company as a Redeemable Class C Member in accordance with this Agreement and shall not have ceased to be a Redeemable Class C Member under the terms of this Agreement.

“Redeemable Interest” means, with respect to any Redeemable Member, such Member’s Redeemable Class B-1 Interest and Redeemable Class C Interest.

“Redeemable Member” means any Redeemable Class B-1 Member or Redeemable Class C Member.

“Redemption Consideration” has the meaning set forth in Section 4.03(d).

“Remaining Tax Distribution” means the excess of the Common Tax Distribution for the fiscal year, fiscal quarter or other period, as applicable, over the Lazard Ltd Tax Distribution.

“Retirement” means, with respect to any Profit Participation Member, (1) the resignation, removal (including, for the avoidance of doubt, for cause) or withdrawal of such

Member from the Company, (2) such Member ceasing to be a Managing Director, (3) the purported Transfer by such Member of his or her Profit Participation Interest in violation of Article VII, (4) the death of such Member, or (5) the occurrence with respect to such Member of any of the events set forth in Section 18-304 of the Act. “Retired” and “Retiring” have meanings correlative thereto.

“Second Amended Operating Agreement” has the meaning set forth in the recitals to this Agreement.

“Second Redemption” has the meaning set forth in the recitals to this Agreement.

“Separated Business” has the meaning set forth in the recitals to this Agreement.

“Separation” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any person, any corporation, limited liability company, company, partnership, trust, association or other legal entity or organization of which such person (either directly or through one or more Subsidiaries of such person) (a) owns, directly or indirectly, a majority of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, trust, association or other legal entity or organization, or (b) is otherwise entitled to exercise (1) a majority of the voting power generally in the election of the board of directors or other governing body of such corporation, limited liability company, partnership, trust, association or other legal entity or organization or (2) control of such corporation, limited liability company, partnership, trust, association or other legal entity or organization.

“Tax Rate” means, with respect to a Common Member, the highest aggregate marginal statutory federal, state, local and foreign income, franchise and branch profits tax rate (determined taking into account the deductibility of state and local income taxes for federal income tax purposes and the creditability or deductibility of foreign income taxes for federal income tax purposes) applicable to a person or entity, as appropriate, whose principal tax residence is in the same national jurisdiction as such Common Member on income of the same character and source as the income allocated to such Common Member pursuant to Section 5.04(a)(ii) for such fiscal year, fiscal quarter or other period; provided, that in the case of a Common Member that is a partnership, grantor trust or other pass-through entity under United States federal income tax law, such Common Member’s Tax Rate shall be the weighted average of the Tax Rates of such Common Member’s members, grantor-owners or other beneficial owners (weighted in proportion to their relative economic interests in such Common Member) and provided further that if any such member, grantor-owner or other beneficial owner of such Common Member is itself a partnership, grantor trust or other-pass through entity similar principles shall be applied to determine the Tax Rate of such member, grantor-owner or other beneficial owner.

“Third Amended Operating Agreement” has the meaning set forth in the recitals to this Agreement.

“Transaction Agreement” has the meaning set forth in the recitals to this Agreement.

“Transfer” means any transfer, sale, conveyance, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, of all or any part of an Interest or any right, title or interest therein.

“Transferee” means the transferee in a Transfer or proposed Transfer.

“Transferor” means the transferor in a Transfer or proposed Transfer.

“Unallocated Float” means any Profit Participation Percentage for any Accounting Period that is not allocated to a particular Member.

SECTION 1.02. Other Definitional Provisions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein:

(a) the word “or” is not exclusive;

(b) the word “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise;

(c) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(d) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(e) the word “person” means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership or other legal entity or a government or any department or agency thereof or self-regulatory organization; and

(f) all section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.

SECTION 1.03. References to Schedules. The Chief Executive Officer and General Counsel shall maintain and revise from time to time all schedules referred to in this Agreement in accordance with this Agreement. Notwithstanding anything in Section 10.02 to the contrary, any such revision shall not be deemed an amendment to this Agreement, and shall not require any act, vote or approval of any person. The Company shall not be obligated by this Agreement to distribute or otherwise provide to the Members copies of or access to such schedules.

ARTICLE II

FORMATION, CONTINUATION AND POWERS

SECTION 2.01. Formation and Continuation. Effective as of 5:00 a.m., New York City time, on March 3, 2000, the Partnership was converted into a limited liability company pursuant to the provisions of the Act by the filing of the Certificate of Conversion and the Certificate of Formation. Pursuant to the Act, the existence of the Company is deemed to have commenced on June 12, 1984, the date the Partnership was formed. Pursuant to the Conversion Agreement, the Certificate of Conversion and the Certificate of Formation, the business of the Partnership was continued by the Company. The Company became the owner of all the assets of the Partnership and became liable for all the obligations of the Partnership, as provided in the Conversion Agreement. Pursuant to the Act, for all purposes of the laws of the State of Delaware, the Company is deemed to be the same entity as the Partnership. The name of the Company is hereby changed from “Lazard LLC” to “Lazard Group LLC,” and a Certificate of Amendment to the Certificate of Formation is being filed by                 , as a designated “authorized person” within the meaning of the Act, on the date hereof to reflect such change. This Agreement shall be effective upon execution by LAZ-MD as the sole initial Member.

SECTION 2.02. Name. The name of the Company is “Lazard Group LLC”.

SECTION 2.03. Purpose and Scope of Activity. The Company has been formed for the object and purpose of, and the nature of the business to be conducted by the Company is, engaging in any lawful business purpose or activity for which limited liability companies may be formed under the Act, and engaging in any and all activities necessary or incidental to the foregoing. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, that are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

SECTION 2.04. Principal Place of Business. For purposes of the Act, the principal place of business of the Company shall be located in New York, New York or at such other place as may hereafter be designated from time to time by the Lazard Board. Company, committee and board meetings shall take place at the Company’s principal place of business unless decided otherwise for any particular meeting.

SECTION 2.05. Registered Agent and Office. The registered agent for service of process is, and the mailing address of the registered office of the Company in the State of Delaware is in care of, The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware. At any time, the Company may designate another registered agent and/or registered office.

SECTION 2.06. Authorized Persons. The execution and causing to be filed of the Certificate of Conversion, the Certificate of Formation and the Certificate of Amendment to the Certificate of Formation by the applicable authorized persons are hereby specifically ratified, adopted and confirmed. The officers of the Company are hereby designated as authorized persons, within the meaning of the Act, to act in connection with executing and causing to be filed, when approved by the appropriate governing body or bodies hereunder, any certificates required or permitted to be filed with the Secretary of State of the State of Delaware and any certificates (and any amendments and/or restatements thereof) necessary for the Company to file in any jurisdiction in which the Company is required to make a filing.

SECTION 2.07. Specific Authorization. The execution, delivery and performance by the Company and                 , on behalf of the Company, of each of the Transaction Agreement, the Master Separation Agreement and                  are hereby ratified for all purposes hereunder. The Company is hereby authorized to execute, deliver and perform, and each Director and officer on behalf of the Company is hereby authorized to execute and deliver, the Coordination Agreement, each Ancillary Agreement to which the Company is a party and each other document, agreement or notice contemplated by the Master Separation Agreement and the Transaction Agreement and all documents, agreements, certificates, or financing statements contemplated by, or related to, any such agreements or the Transaction Agreement or the Master Separation Agreement.

ARTICLE III

MANAGEMENT

SECTION 3.01. Management Generally. Except as otherwise expressly provided in this Agreement with respect to the Managing Member, the business and affairs of the Company shall be managed under the direction of the board of directors of the Company (the “Lazard Board”). In addition to the powers and authorities by this Agreement expressly conferred upon them, the Lazard Board may exercise all such powers of the Company and do all such lawful acts and things as are not by the Act or by this Agreement required to be exercised or done by the Members or the Managing Member. Certain powers and authorities of the Lazard Board may be concurrently allocated to or executed by the Chief Executive Officer, or one or more other officers, when and to the extent expressly delegated thereto by the Lazard Board in accordance with this Agreement; provided, that, subject to the provisions of Section 3.02, any such delegation may be revoked at any time and for any reason by the Lazard Board. Approval by or action taken by the Lazard Board in accordance with this Agreement shall constitute approval or action by the Company and shall be binding on the Members. Each Director on the Lazard Board shall be a “manager” of the Company within the meaning of the Act.

SECTION 3.02. Lazard Board. (a) Composition. The Lazard Board shall consist of                  (            ) managers (the “Directors”); provided that the number of Directors may be increased or decreased from time to time exclusively by the Managing Member. The members of the Lazard Board are set forth on Schedule 3.02(a). Schedule 3.02(a) shall be amended pursuant to Section 1.03 to reflect any change in the identity of the members of, or increase or decrease in the size of, the Lazard Board in accordance with this Agreement. Each Director shall continue in such position until his or her successor shall have been duly elected and shall have qualified or until the earlier of his or her death, disability, resignation, retirement or removal from such position.

(b) Vacancies; Removal. Vacancies resulting from death, resignation, retirement, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of Directors, may be filled only by the Managing Member. Any Director may be removed at any time, with or without cause, by the Managing Member in its sole discretion.

(c) Compensation of Directors. Directors of the Company, in their capacity as such, shall not be entitled to compensation, unless, and to the extent, approved by the Managing Member.

(d) Meetings. Meetings of the Lazard Board shall be held at the Company’s principal place of business or such other place, within or without the State of Delaware, that has been designated from time to time by the Lazard Board. Meetings of the Lazard Board for any purpose or purposes may be called at any time by (i) the Managing Member, (ii) the Chief Executive Officer, (iii) the Chairman of the Board, or (iv) a majority of the Directors then in office. Notice of any meeting of the Lazard Board shall be given to each Director at his business or residence in writing by hand delivery, first-class or overnight mail or courier service, electronic mail transmission, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by electronic mail transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Lazard Board need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting in accordance with Section 3.02(g) of this Agreement. Notwithstanding anything to the contrary set forth herein, notice of any meeting of the Lazard Board to discuss, resolve or act upon (1) the removal of, or any request for the resignation or retirement of, the Chairman of the Board or the Chief Executive Officer from such office or (2) any revocation, reduction or limitation of the powers or authorities delegated or otherwise granted to the Chairman of the Board or the Chief Executive Officer shall in each case be deemed adequately delivered only if given to each of the Directors and, if such person is not a Director, the Chairman of the Board or Chief Executive Officer, as applicable, in each case in accordance with this Section 3.02(d) at least seven (7) business days before the date of such meeting (it being understood that the failure to provide adequate notice in accordance with this sentence shall invalidate any action or resolution of the Lazard Board to remove, or to request the resignation or retirement of, the Chairman of the Board or the Chief Executive Officer from such office or to revoke, reduce or limit the powers or authorities delegated or otherwise granted to the Chairman of the Board or the Chief Executive Officer taken at such meeting).

(e) Quorum; Alternates; Participation in Meetings by Conference Telephone Permitted. The presence of a majority of the Directors then in office shall constitute a quorum for the transaction of business. If at any meeting of the Lazard Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Directors may participate in a meeting of the Lazard Board through use of conference telephone or similar communications equipment, so long as all Directors participating in such meeting can communicate with and hear one another. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

(f) Vote Required for Action. The act of the majority of the Directors present at a meeting of the Lazard Board at which a quorum is present shall be the act of the Lazard Board; provided, however, that, notwithstanding anything herein to the contrary, any action or resolution of the Lazard Board (i) to remove, or to request the resignation or retirement of, the Chairman of the Board or the Chief Executive Officer from such office or (ii) to revoke, reduce or limit the powers or authorities delegated or otherwise granted to the Chairman of the Board or the Chief Executive Officer shall in each case require (1) the approval of each of the Nominating and Governance Committee of the Board of Directors of Lazard Ltd (the “Lazard Ltd Nominating Committee”) and the Board of Directors of Lazard Ltd (the “Lazard Ltd Board”) in accordance with Article 24 of the Lazard Ltd Bye-Laws and (2) after each of the approvals set forth in clause (1) of this proviso have been so obtained, the affirmative vote of a majority of the Directors then in office, to be an act of the Lazard Board.

(g) Waiver of Notice; Consent to Meeting. Notice of a meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director. All such waivers, consents and approvals shall be filed with the Company’s records and made a part of the minutes of the meeting.

(h) Action by Lazard Board Without a Meeting. Any action required or permitted to be taken by the Lazard Board may be taken without a meeting and without prior notice if a majority of the Directors then in office shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Lazard Board. Such action by written consent shall have the same force and effect as a vote of the Lazard Board in favor of such action. Notwithstanding anything to the contrary set forth herein, any action or resolution of the Lazard Board (i) to remove, or request the resignation or retirement of, the Chairman of the Board or the Chief Executive Officer from such office or (ii) to revoke, reduce or limit the powers or authorities delegated or otherwise granted to the Chairman of the Board or the Chief Executive Officer may in each case only be taken or made at a meeting of the Lazard Board held in accordance with Section 3.02(d) (including the last sentence thereof).

(i) Executive and Other Committees. The Lazard Board may, by resolution adopted by a majority of the Lazard Board then in office, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Lazard Board in the management of the business and affairs of the Company when the Lazard Board is not in session, including without limitation the power to make distributions, to authorize the issuance of Interests if and to the extent permitted by this Agreement and to approve mergers of the Company, and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of two or more Directors of the Company. The Lazard Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Lazard Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Lazard Board when required. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Lazard Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.02(d). The Lazard Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Lazard Board from appointing one or more committees consisting in whole or in part of persons who are not Directors of the Company; provided, however, that no such committee shall have or may exercise any authority of the Lazard Board. Notwithstanding anything herein to the contrary, no committee (including the Executive Committee) shall have the power or authority (i) to remove, or to request the resignation or retirement of, the Chairman of the Board or the Chief Executive Officer from such office or (ii) to revoke, reduce or limit the powers or authorities delegated or otherwise granted to the Chairman of the Board or the Chief Executive Officer, which actions may only be taken by the Lazard Board in accordance with this Section 3.02.

(j) Records. The Lazard Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Lazard Board and of the Members, appropriate books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Company.

(k) Agents. To the extent of their powers set forth in this Agreement, the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.

SECTION 3.03. Officers. (a) The elected officers of the Company shall be a Chairman of the Board of Directors, a Chief Executive Officer, a Vice Chairman, a President, a Chief Financial Officer, a General Counsel, a Treasurer, and such other officers as the Lazard Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the Directors. All officers elected by the Lazard Board shall each have such powers and duties as generally pertain to their respective offices if the Company were a Delaware corporation, subject to the specific provisions of this Section 3.03. Such officers shall also have such powers and duties as from time to time may be conferred by the Lazard Board or by any committee thereof. The Lazard Board or any committee thereof may from time to time elect, or the Chairman of the Board or Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Company. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in this Agreement or as may be prescribed by the Lazard Board or such committee or by the Chairman of the Board or Chief Executive Officer, as the case may be; provided that, notwithstanding anything in this Section 3.03 to the contrary, such powers and duties may not impair, and shall be subordinate to, the powers and duties of the Lazard Board set forth in Section 3.01 hereof. The identity and office of the Officers are set forth on Schedule 3.03(a). Schedule 3.03(a) shall be amended pursuant to Section 1.03 to reflect any change in the identity or office of the Officers in accordance with this Agreement.

(b) Term of Office. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or retire, but any officer may be removed from office with or without cause at any time by the Lazard Board (subject to the provisions of Section 3.02 in the case of the Chairman of the Board and the Chief Executive Officer) or, except in the case of an officer or agent elected by the Lazard Board, by the Chairman of the Board or Chief Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

(c) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Members (if any shall be called) and of the Lazard Board. The Chairman of the Board may also serve as Chief Executive Officer, if so elected by the Lazard Board.

(d) Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity and shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to his or her office that may be required by law and all such other duties as are properly required of him by the Lazard Board. He or she shall make reports to the Lazard Board and the Members, and shall see that all orders and resolutions of the Lazard Board and of any committee thereof are carried into effect. The Chief Executive Officer shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of Members (if any shall be called) and of the Lazard Board.

(e) Vice Chairman. The Vice Chairman shall be the chief administrative officer of the Company. He or she shall assist the Chief Executive Officer in the general supervision of the Company’s administration and operations; and, in general, he or she shall perform all the duties incident to the office of Vice Chairman and such other duties as from time to time may be assigned to him by the Lazard Board, the Chairman of the Board or the Chief Executive Officer.

(f) President. The President shall assist the Chief Executive Officer with respect to strategic matters involving the Company; and, in general, he or she shall perform all the duties incident to the office of President and such other duties as from time to time may be assigned to him by the Lazard Board, the Chairman of the Board or the Chief Executive Officer.

(g) Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Company and act in an executive financial capacity. He or she shall assist the Chief Executive Officer in the general supervision of the Company’s financial policies and affairs; and, in general, he or she shall perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Lazard Board, the Chairman of the Board or the Chief Executive Officer.

(h) General Counsel. The General Counsel shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Lazard Board, the committees of the Lazard Board and the Members (if any shall be called); he or she shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; he or she shall be custodian of the records; and he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and, in general, he or she shall perform all the duties incident to the office of General Counsel and such other duties as from time to time may be assigned to him by the Lazard Board, the Chairman of the Board or the Chief Executive Officer.

(i) Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Company to be deposited in such banks as may be authorized by the Lazard Board, or in such banks as may be designated as depositaries in the manner provided by resolution of the Lazard Board. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Lazard Board, the Chairman of the Board or the Chief Executive Officer.

(j) Executive Vice Presidents. Each Executive Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Lazard Board.

(k) Other Officers. The Lazard Board may from time to time as it deems advisable appoint other officers of the Company and assign titles and functional titles to any such individual. Such officers shall have such functions, powers and obligations, including such power to bind the Company as the Lazard Board shall delegate to them.

(l) Contracts. Notwithstanding any other provision contained in this Agreement and except as required by law, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Company by such officer or officers of the Company as the Lazard Board may from time to time direct. Such authority may be general or confined to specific instances as the Lazard Board may determine. The Chairman of the Board, the Chief Executive Officer, the Vice Chairman, the President, Chief Financial Officer, General Counsel or any Executive Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Company. Subject to any restrictions imposed by the Lazard Board, the Chairman of the Board, the Chief Executive Officer, the Vice Chairman, the President, Chief Financial Officer, General Counsel or any Executive Vice President may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

(m) Proxies. Unless otherwise provided by resolution adopted by the Lazard Board, the Chairman of the Board, the Chief Executive Officer, the Vice Chairman, the President, Chief Financial Officer, General Counsel or any Executive Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as the holder of stock or other securities in any other person, any of whose stock or other securities may be held by the Company, at meetings of the holders of the stock or other securities of such other person, or to consent in writing, in the name of the Company as such holder, to any action by such other person, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

(n) Removal. Any officer elected, or agent appointed, by the Lazard Board may be removed by the affirmative vote of a majority of the Lazard Board then in office with or without cause, subject, in the case of the Chairman of the Board or the Chief Executive Officer, to the provisions of Section 3.02. Any officer or agent appointed by the Chairman of the Board or the Chief Executive Officer may be removed by such person with or without cause. No elected officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

(o) Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Lazard Board for the unexpired portion of the term at any meeting of the Lazard Board. Any vacancy in an office appointed by the Chairman of the Board or the Chief Executive Officer because of death, resignation, or removal may be filled by the Chairman of the Board or the Chief Executive Officer.

SECTION 3.04. Resignations. Any Director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the Chief Executive Officer or General Counsel, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer or General Counsel, or at such later time as is specified therein. No formal action shall be required of the Lazard Board or the Members (including the Managing Member) to make any such resignation effective.

SECTION 3.05. Members. (a) No Member Voting Rights. The Members shall not have voting rights under the Act, this Agreement or otherwise, and shall not be entitled to consent to, approve or authorize any actions by the Company, except (1) in the case of the Managing Member, as set forth herein, and (2) in the case of the Common Members, as explicitly provided in Section 10.02. Without in any way limiting the foregoing, the Members shall not have voting rights with respect to the matters set forth in Sections 18-209, 18-213, 18-216,

18-702, 18-704, 18-801 and 18-803 of the Act, all of which voting and approval rights shall be vested in the Lazard Board, except as expressly set forth herein with respect to the Managing Member.

(b) Authority of Members. Except as expressly set forth herein with respect to the Managing Member, no Member shall have any power or authority, in such Member’s capacity as a Member, to act for or bind the Company except to the extent that such Member is so authorized in writing prior thereto by the Lazard Board. Without limiting the generality of the foregoing, except as expressly set forth herein with respect to the Managing Member, no Member, as such, shall, except as so authorized, have any power or authority to incur any liability or execute any instrument, agreement or other document for or on behalf of the Company, whether in the Company’s name or otherwise.

ARTICLE IV

MEMBERS AND INTERESTS

SECTION 4.01. Members. The Company shall have a Managing Member, Common Members, Profit Participation Members and, until the consummation of the Second Redemption, Redeemable Members. Schedule 4.01 sets forth the name and address of the Members. Schedule 4.01 shall be amended pursuant to Section 1.03 to reflect any change in the identity or address of the Members in accordance with this Agreement. Each person admitted to the Company as a Member pursuant to this Agreement shall be a member of the Company until such person ceases to be a Member in accordance with the provisions of this Agreement.

SECTION 4.02. Managing Member. The Company shall have a managing member (the “Managing Member”) who shall have the rights, powers, duties and obligations set forth in this Agreement and no other rights, powers, duties or obligations. The Managing Member shall be a member of the Company that does not hold an Interest in its capacity as the Managing Member. Schedule 4.01 sets forth the name and address of the Managing Member. Schedule 4.01 shall be amended pursuant to Section 1.03 to reflect any change in the identity or address of the Managing Member in accordance with this Agreement. The Managing Member shall not be allocated, distributed or entitled to receive any interest in the profits, losses, assets or capital of the Company by reason of being designated as the Managing Member.

SECTION 4.03. Interests. (a) The Recapitalization of the Interests of the Company. Pursuant to the amendments effected by this Agreement, effective immediately, all of the limited liability company interests in the Company outstanding immediately prior to the effectiveness of this Agreement shall be cancelled, and replaced in their entirety as follows: (1) the Class A Interests and the Class B-2 Interests (each as defined in the Third Amended Operating Agreement) shall be cancelled and replaced in their entirety with the Common Interests set forth on Schedule 4.03, (2) the Class B-1 Interests (as defined in the Third Amended Operating Agreement) shall be cancelled and replaced in their entirety with the Redeemable Class B-1 Interests, (3) the Class C Interests (as defined in the Third Amended Operating Agreement) shall be cancelled and replaced in their entirety with the Redeemable Class C Interests, and (4) all other limited liability company interests in the Company shall be cancelled. The Company shall have three classes of Interests: Common Interests, Profit Participation Interests and, until the consummation of the Second Redemption, Redeemable Interests.

(b) Common Interests. (i) The Common Interests shall consist of, and be issued as, units (“Common Units”) and Common Capital. The total number of authorized Common Units is 500,000,000, which is the total number of authorized shares of Lazard Ltd Common Stock on the date hereof. The number of authorized Common Units shall not be changed, modified or adjusted; provided, that in the event that the total number of authorized shares of Lazard Ltd Common Stock shall be increased or decreased after the date hereof in accordance with the Bye-Laws of Lazard Ltd, then the total number of authorized Common Units shall be correspondingly adjusted to the same number. Interests representing fractional Units may be issued. The number of Common Units issued to each Common Member is set forth on Schedule 4.03. Schedule 4.03 shall be amended pursuant to Section 1.03 to reflect any change in the number or the issuance or allocation of the Common Units in accordance with this Agreement.

(ii) Any authorized but unissued Common Units may be issued (1) by the Lazard Board, or (2) as provided in Section 4.04(a)(i) below, in each case without any further action or approval of any other person (except that each person issued Common Units must as a condition to such issuance be admitted to the Company as a Member).

(c) Profit Participation Interests. (i) The Profit Participation Interests shall consist of, and be allocated as, Profit Participation Percentages and Profit Participation Capital. The aggregate of all Profit Participation Percentages shall total 100%. The Profit Participation Percentages allocated to each of the Profit Participation Members and the Profit Participation Percentage contained in the Unallocated Float are set forth on Schedule 4.03. Schedule 4.03 shall be amended pursuant to Section 1.03 to reflect any change in identity of the Profit Participation Members and the Profit Participation Percentages in accordance with this Agreement.

(ii) In any Accounting Period, the Company (by action of the Chief Executive Officer or the Lazard Board) may from time to time change or otherwise modify any or all of the Profit Participation Percentages in his or her sole discretion, including by changing any Member’s Profit Participation Percentage to zero, allocating additional Profit Participation Interests from the Unallocated Float to new or existing Profit Participation Members or increasing or decreasing the aggregate Profit Participation Percentages allocated to the Members (with a corresponding decrease or increase in the Profit Participation Percentage contained in the Unallocated Float); provided that the aggregate of all Profit Participation Percentages allocated to the Members and the Profit Participation Percentages contained in the Unallocated Float shall total 100%.

(iii) Notwithstanding anything herein to the contrary, the Lazard Board shall have the power, in its sole discretion, to terminate the Profit Participation Interests, effective at the time specified in the resolutions of the Lazard Board approving such termination or, if not so specified in such resolutions, at the time that the resolutions approving such termination were approved by the Lazard Board. Upon termination of the Profit Participation Interests, all Profit Participation Interests shall immediately cease to be outstanding and shall no longer be allocable by the Company, and such termination shall have the effects set forth in Section 4.04(b)(ii).

(d) Redeemable Interests. (i) The Redeemable Interests shall consist of Redeemable Class B-1 Interests and Redeemable Class C Interests. The Redeemable Class B-1 Interests shall consist solely of the right to receive the type and amount of consideration set forth opposite the applicable Redeemable Class B-1 Member’s name set forth on Schedule 4.03(d). The Redeemable Class C Interests shall consist solely of the right to receive the type and amount of consideration set forth opposite the applicable Redeemable Class C Member’s name set forth on Schedule 4.03(d) (the consideration to be paid in respect of the Redeemable Class B-1 Interests and Redeemable Class C Interests pursuant to this Section 4.03(d), the “Redemption Consideration”). The Redeemable Interests shall not have or consist of any capital accounts or rights in respect of the profits, gain or capital of the Company. Schedule 4.03(d) shall be amended pursuant to Section 1.03 to reflect any change in the identity of the Redeemable Members in accordance with this Agreement.

(ii) The Company shall have the right to effect the Second Redemption by redeeming the Redeemable Interests for the Redemption Consideration at any time after the First Redemption. Upon the redemption of the Redeemable Interests, all Redeemable Interests shall immediately cease to be outstanding and shall no longer be allocable by the Company, and such termination shall have the effects set forth in Section 4.04(c)(ii) and Section 4.04(c)(iii), as applicable.

SECTION 4.04. Admission and Withdrawal of Members. (a) Common Members. (i) Effective immediately upon the consummation of, in the case of Lazard Ltd Sub A, the Lazard Ltd Sub A Contribution or, in the case of Lazard Ltd Sub B, the Lazard Ltd Sub B Contribution, Lazard Ltd Sub A or Lazard Ltd Sub B, as applicable, shall be admitted to the Company as a Common Member and shall be issued a Common Interest pursuant to the Master Separation Agreement and this Agreement, and Lazard Ltd Sub A shall be issued an additional amount of Common Units and Common Capital pursuant to (A) any exercise of the Over-allotment Option (as defined in the Master Separation Agreement) in the amounts, on the terms and subject to the conditions set forth in the Master Separation Agreement and this Agreement, (B) the Third Party Investment (as defined in the Master Separation Agreement) in the amounts, on the terms and subject to the conditions set forth in the Master Separation Agreement and this Agreement, and (C) the Second Redemption as contemplated by Schedule 4.03(d) in the amounts, on the terms and subject to the conditions set forth in the Master Separation Agreement and this Agreement.

(ii) Any recipient of Common Units pursuant to any issuance under Section 4.03(b)(ii)(1) who is not a Common Member at the time of such issuance shall be admitted as an additional Common Member, and the issuance of the Common Interest shall be only effective, upon the execution, and delivery to the Company, by such recipient of an agreement in which such person agrees to be bound by this Agreement and any other agreements, documents or instruments specified by the Lazard Board. The admission of a Transferee as a Common Member pursuant to any Transfer permitted by Section 7.02(a) shall be governed by Section 7.02.

(iii) Effective immediately upon the Transfer of a Common Member’s entire Common Interest as provided in Section 7.02(a), such Member (or his estate) shall cease to have any interest in the profits, losses, assets, properties or capital of the Company (other than, in the event such Member is a Profit Participation Member, such Member’s Profit Participation Interest) and shall cease to be a Common Member.

(b) Profit Participation Members. (i) Each of the Managing Directors as of immediately after the consummation of the Separation and the Recapitalization (each as defined in the Master Separation Agreement) who are set forth on Schedule 4.04(b) shall be admitted to the Company as a Profit Participation Member and issued a Profit Participation Interest immediately upon the execution, and delivery to the Lazard Board, by such person of an Acknowledgement; provided that in the event that a Managing Director shall not execute and deliver to the Lazard Board an Acknowledgement within sixty (60) days after the date hereof, such Managing Director shall not be admitted as a Profit Participation Member. The admission of a Transferee as a Profit Participation Member pursuant to any Transfer permitted by Section 7.02(b) shall be governed by Section 7.02.

(ii) Effective immediately upon the earliest of (1) Retirement of a Profit Participation Member or (2) termination of the Profit Participation Interests as provided in Section 4.03(c)(iii), such Member (or his estate) shall cease to have any interest in the profits, losses, assets, properties or capital of the Company (other than, in the event such Member is a Common Member, such Member’s Common Interest) and shall cease to be a Profit Participation Member; provided that, for the avoidance of doubt, under no circumstances shall any Profit Participation Member be entitled to receive or otherwise be distributed any of the Profit Participation Capital associated with such Member’s Profit Participation Interest in the event of the occurrence of any of the events set forth in clauses (1) – (2) of this sentence, which Profit Participation Capital shall be cancelled and cease to exist. Upon the Retirement of a Profit Participation Member, the Profit Participation Percentage associated with such Member’s Profit Participation Interest shall cease to be allocated and become part of the Unallocated Float.

(c) Redeemable Members. (i) The initial Redeemable Member is set forth on Schedule 4.03(d). The admission of a Transferee as a Redeemable Member pursuant to any Transfer permitted by Section 7.02(c) shall be governed by Section 7.02.

(ii) Effective immediately upon the payment or delivery of a Redeemable Class B-1 Member’s Redemption Consideration with respect to such Member’s Redeemable Class B-1 Interest, such Member shall cease to have any interest in the profits, losses, assets, properties or capital of the Company (other than, in the event such Member is a Common Member and/or a Profit Participation Member, such Member’s Common Interest and/or Profit Participation Interest, as applicable, and, if such Member is a Redeemable Class C Member, such Member’s Redeemable Class C Interest (unless redeemed as provided in clause (iii) below)), shall cease to have any right to receive any amounts in respect of its Redeemable Class B-1 Interest, and shall cease to be a Redeemable Class B-1 Member.

(iii) Effective immediately upon the payment or delivery of a Redeemable Class C Member’s Redemption Consideration with respect to such Member’s Redeemable Class C Interest, such Member shall cease to have any interest in the profits, losses, assets, properties or capital of the Company (other than, in the event such Member is a Common Member and/or a Profit Participation Member, such Member’s Common Interest and/or Profit Participation Interest, as applicable, and, if such Member is a Redeemable Class B-1 Member, such Member’s

Redeemable Class B-1 Interest (unless redeemed as provided in clause (ii) above)), shall cease to have any right to receive any amounts in respect of its Redeemable Class C Interest, and shall cease to be a Redeemable Class C Member.

(d) Managing Member. (i) The initial Managing Member is LAZ-MD. Effective immediately upon consummation of the Common Stock Offering Transaction, LAZ-MD shall automatically cease to be the Managing Member (but shall otherwise remain a Member with respect to its Interests), and FinanceCo shall be admitted as, and become, the Managing Member. Notwithstanding anything in this Agreement to the contrary, the Managing Member may resign from the Company, and Lazard Ltd shall be entitled to remove the Managing Member for any reason (with or without cause), and in each case Lazard Ltd shall be entitled to appoint a new Managing Member. If the Managing Member shall resign pursuant to this Section or Lazard Ltd elects to remove the Managing Member, an additional member selected by Lazard Ltd in its sole discretion shall be admitted to the Company as the Managing Member upon its execution and delivery of an agreement to bound by the terms of this Agreement. Such admission shall be deemed effective immediately prior to the resignation or removal, and, immediately following such admission, the resigning or removed Managing Member shall cease to be a member of the Company (but, if applicable, shall otherwise remain a Member with respect to its Interests).

(ii) Notwithstanding anything herein to the contrary, upon the occurrence of a Bankruptcy Event with respect to FinanceCo, FinanceCo shall immediately cease to be the Managing Member of the Company, without any further action required on the part of FinanceCo or the Company, and Lazard Ltd (or, upon execution by such person of an agreement to be admitted to the Company as the Managing Member and be bound by this Agreement, any designee of Lazard Ltd) shall be admitted to the Company as the Managing Member, and such admission shall be deemed effective immediately upon such Bankruptcy Event.

(e) No Additional Members. No additional Members shall be admitted to the Company except in accordance with this Article IV.

SECTION 4.05. Liability to Third Parties; Capital Account Deficits. Except as may otherwise be expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members (including the Managing Member) and Directors shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being Members or acting as managers or the Managing Member of the Company. The Members shall not be liable to make up any deficit in their Capital Accounts.

SECTION 4.06. Classes. As used in this Agreement, all Common Members, Profit Participation Members and Redeemable Members shall be deemed to be separate Members even if any Member holds more than one class of Interest. References to a certain class of Interest (or Unit or Capital) with respect to any Member shall refer solely to that class of Interest (or Unit or Capital) of such Member and not to any other class of Interest (or Unit or Capital), if any, held by such Member.

SECTION 4.07. Certificates. The Company shall issue all Common Interests, and may in its discretion issue other Interests, in certificated form in accordance with Section 18-702(c) of the Act, which certificates shall be held by the Company as custodian for the applicable Members. The form of any such certificates shall be approved by the Lazard Board and include the legend required by Section 7.08.

ARTICLE V

CAPITAL AND ACCOUNTING MATTERS

SECTION 5.01. Capital. (a) Capital Accounts. There shall be established on the books and records of the Company a capital account for each Common Member (a “Common Capital Account”) and a capital account for each Profit Participation Member (a “Profit Participation Capital Account”; any of a Profit Participation Capital Account or a Common Capital Account, a “Capital Account”). Schedule 5.01 sets forth the names, Common Capital Accounts and Profit Participation Capital Accounts of the Members as of the date hereof. Such Schedule shall be deemed to be amended from time to time to reflect any change in the identity, Common Capital Accounts or Profit Participation Capital Accounts in accordance with this Agreement.

(b) Capital Contributions. (i) Pursuant to the Common Stock Offering Transaction, (A) Lazard Ltd Sub A shall make a capital contribution to the Company of an amount in cash equal to the Lazard Ltd Sub A Contribution, and, upon consummation of such capital contribution and admission as a Common Member as provided in Section 4.04(a), Lazard Ltd Sub A’s Common Capital Account shall accordingly be credited by an amount equal to the Lazard Ltd Sub A Contribution, and (B) Lazard Ltd Sub B shall make a capital contribution to the Company of an amount in cash equal to the Lazard Ltd Sub B Contribution, and, upon consummation of such capital contribution and admission as a Common Member as provided in Section 4.04(a), Lazard Ltd Sub B’s Common Capital Account shall accordingly be credited by an amount equal to the Lazard Ltd Sub B Contribution.

(ii) Except as otherwise provided in Section 5.01(b)(i), no capital contributions shall be required (1) unless otherwise determined by the Lazard Board and agreed to by the contributing Member, (2) unless otherwise determined by the Lazard Board in connection with the admission of a new Member or the issuance of additional Interests to a Member, or (3) except as provided in the Master Separation Agreement.

(iii) The Company may invest or cause to be invested all amounts received by the Company as capital contributions in its sole discretion.

SECTION 5.02. Withdrawals; Return on Capital. No Member shall be entitled to withdraw or otherwise receive any distributions in respect of any Capital, except (a) in the case of Common Interests, as provided in Section 8.03 or as approved by the Lazard Board, or (b) in the case of Profit Participation Interests, as provided in Section 6.01. The Members shall not be entitled to any return on their Capital.

SECTION 5.03. Allocation of Profits and Losses. As of the end of each Accounting Period, the balance in each Member’s Capital Account shall be adjusted by

(x) increasing such balance by (i) such Member’s allocable share of each item of the Company’s income and gain for such Accounting Period (allocated in accordance with Section 5.04(a)) and (ii) the amount of cash or the fair market value of other property (determined in accordance with Section 5.05) contributed to the Company by such Member in respect of such class of Capital during such Accounting Period, net of liabilities assumed by the Company with respect to such other property, and (y) decreasing such balance by (i) the amount of cash or the fair market value of other property (determined in accordance with Section 5.05) distributed to such Member in respect of such class of Capital or Interest pursuant to this Agreement, net of liabilities (if any) assumed by such Member with respect to such other property and (ii) such Member’s allocable share of each item of the Company’s deduction and loss for such Accounting Period (allocated in accordance with Section 5.04(a)). The balances in each Members’ Capital Account shall also be adjusted at the time and in the manner permitted by the capital accounting rules of the U.S. Treasury Regulation section 1.704-1(b)(2)(iv)(f). The foregoing and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith.

SECTION 5.04. Allocations and Tax Matters. (a) Book Allocations. After giving effect to the allocations set forth in Section 2 of Exhibit B hereto, for purposes of computing Capital Accounts and allocating any items of income, gain, loss or deduction thereto, with respect to each Accounting Period:

(i) first, an amount of income or gain equal to the Profit Participation Amount for such Accounting Period shall be allocated among the Profit Participation Capital Accounts of the Profit Participation Members in proportion to their respective Profit Participation Percentages as of the end of such Accounting Period; and

(ii) thereafter, all other items of income, gain, loss or deduction of the Company (calculated in the manner contemplated by the capital accounting rules of the Treasury Regulations promulgated under Section 704(b) of the Code) shall be allocated among the Common Capital Accounts of the Common Members in proportion to their respective Common Units as of the end of such Accounting Period.

For the purposes of this Agreement:

(A) “Fixed Percentage” means           %; provided, however, that in the event that the Profit Participation Amount would in any Accounting Period exceed the product of (1)           % and (2) the Operating Revenue for such Accounting Period (such product, the “Cap”), the Fixed Percentage shall, for such Accounting Period, be an amount (expressed as a percentage) equal to a fraction, the numerator of which shall be the Cap and the denominator of which shall be the Operating Income, in each case for such Accounting Period;

(B) “Operating Expenses” means, with respect to any Accounting Period, an amount equal to the excess, if any, of (1) the consolidated expenses of the Company over (2) the sum of (a) the aggregate amount of compensation paid or payable to Managing Directors, (b) all minority interest, (c) all interest expense (but excluding all “operating”

interest expense, including in respect of Lazard Frères Banque S.A.), (d) all income taxes, and (e) all extraordinary losses, in each case as determined in accordance with generally accepted accounting principles in the United States of America and otherwise in accordance with Section 5.05. For the avoidance of doubt, “Operating Expense” shall exclude amounts allocable to Profit Participation Members in respect of their Profit Participation Interests;

(C) “Operating Income” means, with respect to any Accounting Period, an amount equal to the excess, if any, of (1) the Operating Revenue over (2) the Operating Expenses, in each case for such Accounting Period.

(D) “Operating Revenue” means, with respect to any Accounting Period, an amount equal to the excess, if any, of (1) the sum of (a) the consolidated net revenue of the Company and (b) all interest expense (but excluding all “operating” interest expense, including in respect of Lazard Frères Banque S.A.), over (2) all extraordinary gains, in each case as determined in accordance with generally accepted accounting principles in the United States of America and otherwise in accordance with Section 5.05; and

(E) “Profit Participation Amount” means, with respect to any Accounting Period, an amount equal to the product of (1) the Fixed Percentage and (2) the Operating Income, in each case for such Accounting Period.

In any calculation of Operating Income, all gains and losses arising from the sale of a business segment or a significant asset outside the ordinary course of business shall be excluded from Operating Revenue and Operating Expense, as applicable.

(b) Tax Allocations. Except as otherwise required under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, the Company shall cause each item of income, gain, loss or deduction recognized by the Company to be allocated among the Members for U.S. federal, state and local income and, where relevant, non-U.S. tax purposes in the same manner that each such item is allocated to the Members’ Capital Accounts or as otherwise provided herein. Allocations required by Section 704(c) of the Code shall be made using any reasonable method permitted by the Treasury Regulations promulgated under Section 704(c) of the Code that is selected by the tax matters partner.

SECTION 5.05. Board Determinations. All determinations, valuations and other matters of judgment required to be made for purposes of this Article V, including with respect to calculations of Profit Participation Amount, Ordinary Revenue and Ordinary Expenses and accounting procedures and tax matters not expressly provided for by the terms of this Agreement, or for determining the value of any type or form of proceeds, contribution or distributions hereunder shall be made by the Lazard Board. In the event an additional Member is admitted to the Company and contributes property to the Company, or an existing Member contributes additional property to the Company, pursuant to this Agreement, the value of such contributed property shall be the fair market value of such property as determined by the Lazard Board.

SECTION 5.06. Books and Accounts. (a) The Company shall at all times keep or cause to be kept true and complete records and books of account, which records and book shall be maintained in accordance with U.S. generally accepted accounting principles. Such records and books of account shall be kept at the principal place of business of the Company. The Managing Member and the Lazard Board shall have access thereto and the right to receive copies thereof. As permitted by Section 18-305(g) of the Act, no Member shall be entitled to review such records and books of account (including any of the Schedules hereto) unless the Lazard Board, in its sole discretion, shall permit such review. The Company’s accounts shall be maintained in United States dollars.

(b) The Company’s fiscal year shall begin on the first day of January and end on the thirty-first day of December of each year, or shall be such other period designated by the Board. At the end of each fiscal year the Company’s accounts shall be prepared, presented to the Board and submitted to the Company’s auditors for examination.

(c) The Company’s auditors shall be an independent accounting firm of international reputation to be appointed from time to time by the Lazard Board or the Managing Member. The Company’s auditors shall be entitled to receive promptly such information, accounts and explanations from the Lazard Board, each officer and each Member that they deem reasonably necessary to carry out their duties. The Members shall provide such financial, tax and other information to the Company as may be reasonably necessary and appropriate to carry out the purposes of the Company.

SECTION 5.07. Tax Matters Partner. Lazard Ltd Sub A is hereby designated as the tax matters partner of the Company, in accordance with the Treasury Regulations promulgated pursuant to Section 6231 of the Code and any similar provisions under any other state or local or non-U.S. tax laws. Lazard Ltd Sub A shall have the authority, in its sole discretion, to (a) make an election under Section 754 of the Code on behalf of the Company, and each Member agrees to provide such information and documentation as Lazard Ltd Sub A may reasonably request in connection with any such election, (b) determine the manner in which “excess nonrecourse liabilities” (within the meaning of Treasury Regulation section 1.752-3(a)(3)) are allocated among the Members and (c) make any other election or determination with respect to taxes (including with respect to depreciation, amortization and accounting methods).

SECTION 5.08. Tax Information. The Company shall use commercially reasonable efforts to prepare and mail as soon as reasonably practicable after the end of each taxable year of the Company, or as soon as practicable thereafter, to each Member other than the Managing Member (and each other Person that was such a Member during such taxable year or its legal representatives), U.S. Internal Revenue Service Schedule K-1, “Partner’s Share of Income, Credits, Deductions, Etc.,” or any successor schedule or form, for such Person.

SECTION 5.09. Withholding. The Company is authorized to withhold from distributions and allocations to the Members, and to pay over to any federal, state, local or foreign governmental authority any amounts believed in good faith to be so withheld pursuant to the Code or any provision of any other federal, state, local or foreign law and, for all purposes under this Agreement, shall treat such amounts as distributed to those Members with respect to which such amounts were withheld.

ARTICLE VI

DISTRIBUTIONS

SECTION 6.01. Distributions in Respect of Profit Participation Interests. (a) Subject to the last sentence of this Section 6.01(a), the Company shall distribute to each Profit Participation Member from such Member’s Profit Participation Capital Account as promptly as practicable after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company an amount equal to such Profit Participation Member’s Quarterly Profit Participation Tax Distribution for such fiscal quarter. In addition, the Company shall distribute to each Profit Participation Member from such Member’s Profit Participation Capital Account as promptly as practicable after the end of each fiscal year an amount equal to the excess, if any, of such Profit Participation Member’s Proportionate Tax Share for such fiscal year over the aggregate amount of Quarterly Profit Participation Tax Distributions made to such Profit Participation Member with respect to such fiscal year. If, at the end of any fiscal year of the Company, the aggregate amount of Quarterly Profit Participation Tax Distributions made to a Profit Participation Member exceeds such Profit Participation Member’s Proportionate Tax Share, in each case with respect to such fiscal year, then (i) in the case of any Profit Participation Member who is an executive officer of the Company or Lazard Ltd or any other Affiliate of the Company designated by the Company, the amount of such excess shall reduce the amount of any future distributions that would otherwise be made to such Profit Participation Member, including any distributions pursuant to this Section 6.01(a) or Section 6.01(b) and (ii) in the case of any other Profit Participation Member, the amount of such excess shall be treated as an advance, and, at the election of the Company, shall be repaid to the Company by such Profit Participation Member or shall reduce the amount of any future distributions that would otherwise be made to such Profit Participation Member, including any distributions pursuant to this Section 6.01(a) or Section 6.01(b).

(b) The Company shall, after the end of each fiscal year, distribute to each Profit Participation Member from such Member’s Profit Participation Capital Account an amount (if positive) equal to the aggregate of all Profit Participation Amounts allocated to such Member’s Profit Participation Capital Account pursuant to Section 5.04(a) during such fiscal year (reduced by the amount of any distributions pursuant to Section 6.01(a)), with such distribution to occur on such date and time as determined by the Company; provided that no distribution shall be made to such person pursuant to this Section 6.01(b) unless such person shall continue to be a Profit Participation Member as of the date and time of distribution; provided further that distributions pursuant to this Section 6.01(b) shall be made to a Profit Participation Member only to the extent of the positive balance in such Member’s Profit Participation Capital Account unless otherwise determined by the Lazard Board. Notwithstanding the foregoing, the Company may (i) withhold all or a portion of the distributions otherwise payable to any Profit Participation Member pursuant to the immediately foregoing sentence, or (ii) distribute to any Profit Participation Member all or a portion of the positive balance, if any, in such Member’s Profit Participation Capital Account as of the end of the applicable fiscal year (after giving effect to (A) the allocations pursuant to Section 5.04(a) with respect to the Accounting Period ending on December 31 of such fiscal year and (B) any distributions pursuant to the first sentence of this Section 6.01(b)).

SECTION 6.02. Distributions in Respect of Common Interests. (a) Subject to the last sentence of this Section 6.02(a), the Company shall distribute to each Common Member from such Member’s Common Capital Account as promptly as practicable after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company an amount equal to such Common Member’s Quarterly Common Tax Distribution for such fiscal quarter. In addition, the Company shall distribute to each Common Member from such Member’s Common Capital Account as promptly as practicable after the end of each fiscal year an amount equal to the excess, if any, of such Common Member’s Proportionate Tax Share for such fiscal year over the aggregate amount of Quarterly Common Tax Distributions made to such Common Member with respect to such fiscal year. If, at the end of any fiscal year of the Company, the aggregate amount of Quarterly Common Tax Distributions made to a Common Member exceeds such Common Member’s Proportionate Tax Share, in each case with respect to such fiscal year, then (i) in the case of any Common Member who is an executive officer of the Company or Lazard Ltd or any other Affiliate of the Company designated by the Company, the amount of such excess shall reduce the amount of any future distributions that would otherwise be made to such Common Member, including any distributions pursuant to this Section 6.02(a) or Section 6.02(b) and (ii) in the case of any other Common Member, the amount of such excess shall be treated as an advance, and, at the election of the Company, shall be repaid to the Company by such Common Member or shall reduce the amount of any future distributions that would otherwise be made to such Common Member, including any distributions pursuant to this Section 6.02(a) or Section 6.02(b).

(b) Lazard Ltd shall have the right to cause Lazard Group to distribute to each Common Member from such Member’s Common Capital Account amounts in connection with any dividends on Lazard Ltd Common Stock or as otherwise determined by Lazard Ltd, in each case at such times, and in such amounts per Common Unit, as determined by Lazard Ltd in its sole discretion; provided that such other distributions are pro rata according to the number of Common Units held (subject to Section 7.05(c)(iii)).

SECTION 6.03. Limitation on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company, and the Lazard Board on behalf of the Company, shall not be required to make a distribution to a Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law.

ARTICLE VII

TRANSFERS OF INTERESTS

SECTION 7.01. Transfer of Interests. No Member may Transfer or agree or otherwise commit to Transfer all or any portion of, or any of rights, title and interest in and to, its Interest, except as permitted by the terms and conditions set forth in this Article VII. The Schedules shall be deemed to be amended from time to time to reflect any change in the Members or Interests to reflect any Transfer permitted by this Article VII.

SECTION 7.02. Permitted Transfers. (a) Common Interests. No Common Member may Transfer or agree or otherwise commit to Transfer all or any portion of, or any of rights, title and interest in and to, its Common Interest, except (i) any Transfer for which the

Lazard Board shall have given its prior approval; (ii) LAZ-MD may Transfer all or a portion of its Common Interest pursuant to a LAZ-MD Exchange; (iii) any Common Member who received its Common Interest pursuant to a LAZ-MD Exchange may Transfer all or any portion of such Common Interest to an Estate Transferee pursuant to an Estate Transfer; (iv) any Common Member who received its Common Interest pursuant to a LAZ-MD Exchange or any Estate Transferee may Transfer all or any portion of such Common Interest to Lazard Ltd Sub A and Lazard Ltd Sub B as directed by Lazard Ltd (such recipient, the “Lazard Ltd Recipient”) pursuant to a Lazard Group Exchange; and (v) LAZ-MD may Transfer all or a portion of its Common Interests pursuant to Section 8.4(c) of the Master Separation Agreement.

(b) Profit Participation Interests. No Profit Participation Member may Transfer or agree or otherwise commit to Transfer all or any portion of, or any of its rights, title and interest in and to, its Profit Participation Interest.

(c) Redeemable Interests. No Redeemable Member may Transfer or agree or otherwise commit to Transfer all or any portion of, or any of its rights, title and interest in and to, any of its Redeemable Interests, except (i) LAZ-MD may Transfer all of its Redeemable Interests pursuant to the First Redemption, (ii) a Redeemable Member shall Transfer its Redeemable Interest to the Company pursuant to the Second Redemption, and (iii) the stockholders of Lazard Ltd Sub A may indirectly Transfer all of Lazard Ltd Sub A’s Redeemable Interest by the Transfer of the entire capital stock of Lazard Ltd Sub A to Lazard Ltd in exchange for shares of Lazard Ltd Common Stock pursuant to the Master Separation Agreement.

(d) Admission as a Member. Notwithstanding anything to the contrary set forth herein, a Transferee pursuant to this Section 7.02 shall become a Member, and shall be listed as a “Common Member” or “Profit Participation Member,” as applicable, on Schedule 4.01, and shall be deemed to receive the Interest being Transferred, in each case at such time as such Transferee executes and delivers to the Company an agreement in which the Transferee agrees to be admitted as a Member and bound by this Agreement and any other agreements, documents or instruments specified by the Company; provided that a Transferee who shall (A) at the time of such Transfer be a Member of the applicable class of Interests being Transferred or (B) have previously entered into an agreement pursuant to which the Transferee shall have agreed to become a Member and be bound by this Agreement (which agreement is in effect at the time of such Transfer), shall not be required to enter into a new agreement to be bound by this Agreement with respect to such Interests or such other agreement, documents or instruments as a condition to receiving the Interest and being admitted or continuing as a Member, in each case unless otherwise determined by the Company; and provided further that a Transferee pursuant to the First Redemption shall for the avoidance of doubt not be required to execute and deliver any additional agreements as a condition to receiving the Interest and being admitted as a Member.

(e) Transfer of Capital. (a) Notwithstanding anything herein to the contrary, each Member who Transfers an Interest (or a portion thereof) shall be deemed to have Transferred (a) in the case of a Common Interest, the entire Common Interest, including the Common Units and Common Capital with respect to such Interest (or, if a portion of a Common Interest is being Transferred, such number of Common Units and a proportionate amount of Common Capital with respect to such Common Units) to the Transferee, (b) in the case of a Profit

Participation Interest, the entire Profit Participation Interest, including the Profit Participation Percentage and Profit Participation Capital with respect to such Interest (or, if a portion of a Profit Participation Interest is being Transferred, such portion of Profit Participation Profit Percentage and a proportionate amount of Profit Participation Capital with respect to such Profit Participation Percentage) to the Transferee, and (c) in the case of a Redeemable Interest, the entire Redeemable Interest, including all rights to the Redemption Consideration (or if a portion of a Redeemable Interest is being Transferred, such portion of the right to receive the Redemption Consideration) to the Transferee.

SECTION 7.03. First Redemption. Each of the transferees set forth on Schedule 4.03(d) shall upon consummation of the First Redemption be admitted as a Redeemable Member and deemed to receive the Redeemable Interest being transferred to such person, subject to, in the case of any transferees who shall not be Class III Redeemable Members or Class IV Redeemable Members (each as defined in the LAZ-MD Operating Agreement), the execution, and delivery to the Company, by such transferee of an agreement by such transferee to become a Member and be bound by the terms of this Agreement and any other agreements, documents or instruments specified by the Company.

SECTION 7.04. Second Redemption. Notwithstanding anything herein to the contrary, upon the consummation of the Second Redemption, (i) all of the Redeemable Interests (including all of the Members’ rights, title and interests in and to such Interests) shall be automatically and immediately transferred to, and redeemed by, the Company free and clear of all liens or other encumbrances, without any action required on the part of any Member or any further action on the part of the Company, as applicable, and (ii) in exchange therefor each former Redeemable Member shall only have the right to receive the applicable Redemption Consideration from the Company with respect to such person’s redeemed Redeemable Interest(s).

SECTION 7.05. Lazard Group Exchange. (a) Immediate Exchange. Subject to Section 7.05(b), in the event of a LAZ-MD Exchange in which the transferee of a Common Interest from LAZ-MD shall be the LAZ-MD Exchanging Member, immediately after the receipt of such Common Interest by the LAZ-MD Exchanging Member, such Common Interest shall be automatically transferred free and clear of all liens and encumbrances to the applicable Lazard Ltd Recipient, without any action required on the part of any person to effect such transfer (an “Immediate Lazard Group Exchange”), and, in exchange therefor, the applicable Lazard Ltd Recipient shall transfer to the LAZ-MD Exchanging Member the amount of Lazard Ltd Common Stock (or other consideration) required by the Master Separation Agreement (the “Lazard Group Exchange Consideration”) on the terms, and subject to the conditions, set forth in this Article VII and in the Master Separation Agreement. In the event of a LAZ-MD Exchange pursuant to the proviso to Section 7.4(b) of the LAZ-MD Operating Agreement, the Common Interest shall be automatically transferred free and clear of all liens and encumbrances to the applicable Lazard Ltd Recipient, without any action required on the part of any person to effect such transfer, immediately upon the cancellation of the LAZ-MD Class II Interest at the time set forth in such proviso, and, in exchange therefor, the applicable Lazard Ltd Recipient shall transfer to [•] the applicable Lazard Group Exchange Consideration.

(b) Partial LAZ-MD Mandatory Exchange. In the event of a Partial LAZ-MD Mandatory Exchange, then (i) the provisions of Section 7.05(a) shall not apply to the Common Interest transferred to the LAZ-MD Exchanging Member, (ii) the LAZ-MD Exchanging Member shall be admitted as a Common Member as provided in Section 7.02(d) (a “MD Common Member”) and shall have the right to transfer all or a portion of its Common Interest for the applicable Lazard Group Exchange Consideration at such times, on the terms, and subject to the conditions, set forth in the Master Separation Agreement (an “Elective Lazard Group Exchange”) in exchange for the applicable Lazard Group Exchange Consideration, and (iii) the Company shall have the right to cause all of the MD Common Members to transfer their entire Common Interests in accordance with the Master Separation Agreement (a “Mandatory Lazard Group Exchange,” and any of a Mandatory Lazard Group Exchange, an Immediate Lazard Group Exchange and an Elective Lazard Group Exchange, an “Lazard Group Exchange”) in exchange for the applicable Lazard Group Exchange Consideration.

(c) Additional Limitations on Partial LAZ-MD Mandatory Exchanges. Notwithstanding anything herein to the contrary, the Company shall have the right to subject any Common Interest transferred to an MD Common Member pursuant to a Partial LAZ-MD Mandatory Exchange to limitations and other restrictions in respect of distributions pursuant to Section 6.02(b) as the Lazard Board shall determine to be appropriate to put such MD Common Member in a substantially similar position with respect to distributions had such Partial LAZ-MD Mandatory Exchange not occurred and such Member had continued to hold limited liability company interests at LAZ-MD; provided that the Company shall give written notice of such limitations and obligations to the MD Common Members subject thereto (it being understood that the failure to give such notice shall not affect the validity or enforceability of any such limitations and obligations); and, provided further, that, effective immediately upon the transfer of all or a portion of such Common Interest to a Lazard Ltd Recipient, all such limitations and obligations with respect to such Common Interest (or portion thereof) being transferred shall immediately expire.

(d) Acknowledgement. Each MD Common Member acknowledges and agrees to the terms of exchange of such Member’s Common Interest set forth in Article VIII of the Master Separation Agreement.

SECTION 7.06. Estate Transfers. A Member may transfer its Common Interest to any trust for the benefit of such Member, his direct descendants or a spouse (an “Estate Transferee”); provided that (i) such transfer receives the prior approval of the Company (which approvals may be given in the sole discretion of the Company), (ii) the trustee and any successor trustees for any such trust are approved by the Company and (iii) the transferee executes and delivers to the Company an agreement in which the transferee agrees to be bound by this Agreement and any other agreements, documents or instruments specified by the Company. In addition, a Member who is an individual may transfer his Common Interest by operation of law by virtue of the death of such Member to such Member’s estate, direct descendants or spouse. Any transfer in accordance with this Section 7.06 is referred to herein as an “Estate Transfer.”

SECTION 7.07. Encumbrances. No Member (other than Lazard Ltd or one of its controlled Subsidiaries) may without the consent of the Company charge or encumber his Interest or subject his Interest to a lien, pledge, security interest, right of first refusal, option or other similar limitation (an “Encumbrance”) except in each case for those created by this Agreement. Notwithstanding anything to the contrary set forth in this Article VII, the incurrence of any Encumbrance permitted by this Section 7.07 shall not be deemed to be a Transfer.

SECTION 7.08. Legend. Each Member agrees that any certificate issued to it to evidence its Interests shall have inscribed conspicuously on its front or back the following legend:

THE LIMITED LIABILITY COMPANY INTEREST IN LAZARD GROUP LLC REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND THIS LIMITED LIABILITY COMPANY INTEREST MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, EXCEPT (A) EITHER (1) WHILE A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE REGISTRATIONS AND QUALIFICATIONS ARE IN EFFECT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (INCLUDING, IF APPLICABLE, REGULATION S THEREUNDER) AND SUCH OTHER APPLICABLE LAWS AND (B) IF PERMITTED BY THE OPERATING AGREEMENT OF LAZARD GROUP LLC AS IT MAY BE AMENDED FROM TIME TO TIME, WHICH CONTAINS STRICT PROHIBITIONS ON TRANSFERS, SALES, ASSIGNMENTS, PLEDGES, HYPOTHECATIONS, ENCUMBRANCES OR OTHER DISPOSITIONS OF THIS LIMITED LIABILITY COMPANY INTEREST.

SECTION 7.09. Effect of Transfer Not in Compliance with This Article. Any purported Transfer of all or any part of a Member’s Interest, or any interest therein, that is not in compliance with this Article VII shall, to the fullest extent permitted by law, be void and shall be of no effect.

ARTICLE VIII

DISSOLUTION

SECTION 8.01. Dissolution. The Company shall be dissolved and its affairs shall be wound up upon (a) a decision made at any time by the Lazard Board to dissolve the Company, (b) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act, or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Subject to clause (b) of the immediately preceding sentence, the Company shall not be dissolved solely by reason of, and shall continue notwithstanding, the death, Retirement, resignation, bankruptcy or dissolution of any Member (including any Managing Member). None of the Members shall have any right to terminate, dissolve or have redeemed their class of Interests (other than in respect of Redeemable Interests pursuant to the Second Redemption) or, to the fullest extent permitted by law, to terminate, wind up or dissolve the Company.

SECTION 8.02. Liquidation. Upon a dissolution pursuant to Section 8.01, the Company’s business and assets shall be wound up promptly in an orderly manner. The Lazard Board shall be the liquidator to wind up the affairs of the Company. In performing its duties, the Lazard Board is authorized to sell, exchange or otherwise dispose of the Company’s business and assets in accordance with the Act in any reasonable manner that the Lazard Board determines to be in the best interests of the Members. Upon completion of the winding-up of the Company, the Lazard Board shall prepare and submit to each Common Member a final statement with respect thereto.

SECTION 8.03. Distributions. (a) In the event of a dissolution of the Company pursuant to Section 8.01, the Company shall apply and distribute the proceeds of the dissolution as provided below:

(i) first: to the creditors of the Company, including Members that are creditors of the Company to the extent permitted by law, in satisfaction of the liabilities of the Company (by payment or by the making of reasonable provision for payment thereof, including the setting up of any reserves which the Managing Member determines, in its sole discretion, are necessary therefor);

(ii) second: to each Common Member in proportion to (and to the extent of) the positive balances in their respective Common Capital Accounts; and

(iii) thereafter: to the Common Members in proportion to the number of Common Units held by each such Common Member;

provided, however, that notwithstanding the foregoing, if the amount received by the Lazard Ltd Members pursuant clauses (ii) and (iii) above is less than the amount that the Lazard Ltd Members would have received had the Company distributed the proceeds of the dissolution in proportion to the number of Common Units held by each Common Member (the “Proportionate Distribution Amount”), then (x) the Lazard Ltd Member shall receive the Proportionate Distribution Amount and (y) the remaining proceeds of the dissolution shall be distributed to the Common Member other than the Lazard Ltd Members in accordance with the clauses (ii) and (iii) above.

(b) Cancellation of Certificate of Formation. Upon completion of a liquidation and distribution pursuant to Section 8.03(a) following a dissolution of the Company pursuant to Section 8.01, the Managing Member shall execute, acknowledge and cause to be filed a certificate of cancellation of the Certificate of Formation of the Company in the office of the Secretary of State of the State of Delaware.

ARTICLE IX

INDEMNIFICATION AND EXCULPATION

SECTION 9.01. Exculpation. A Director shall not be personally liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Act as the same exists or may hereafter be amended. Any repeal or modification of the immediately preceding sentence shall not adversely affect any right or protection of a Director existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

SECTION 9.02. Indemnification. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was (i) a Director or officer of the Company, (ii) a director or officer of Lazard Ltd or (iii) serving at the request of the Company (including as evidenced in a written letter signed by a proper officer of the Company) as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise or person, including service with respect to employee benefit plans maintained or sponsored by the Company, in each case whether the basis of such proceeding is alleged action in an official capacity as a Director, director, officer, employee or agent or in any other capacity while serving as a Director, director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware (the “DGCL”) as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), if the Company were a corporation organized under the DGCL, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 9.02(c), the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Lazard Board. The right to indemnification conferred in this Section 9.02 shall be a contract right. The right to indemnification conferred in this Section in the case of any Director or officer of the Company or any director or officer of Lazard Ltd shall include (and, in the case of any other person entitled to indemnification hereunder, may at the option of the Chief Executive Officer, General Counsel or the Lazard Board include) the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Company within 20 days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section 9.02 or otherwise.

(b) To obtain indemnification under this Section 9.02, a claimant shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 9.02(b), a determination, if required by the DGCL if the Company were a corporation organized under the DGCL, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, by the Chief Executive Officer or General Counsel of the Company, whose determination shall be approved by the Lazard Board (by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined)), provided, that (i) if a quorum of the Lazard Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, such determination shall be approved by Independent Counsel in a written opinion to the Lazard Board, a copy of which shall be delivered to the claimant, or (ii) if a quorum of Disinterested Directors so directs, such determination shall be approved by the Common Members. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Lazard Board unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in the Lazard Ltd 2005 Equity Incentive Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Lazard Board. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

(c) If a claim under Section 9.02(a) is not paid in full by the Company within thirty days after a written claim pursuant to Section 9.02(b) has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct that makes it permissible under the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) for the Company to indemnify the claimant for the amount claimed if the Company were a corporation organized under the DGCL, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including the Lazard Board, Independent Counsel or Common Members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Lazard Board, Independent Counsel or Common Members) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(d) If a determination shall have been made pursuant to Section 9.02(b) that the claimant is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to Section 9.02(c).

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 9.02(c) that the procedures and presumptions of this Section 9.02 are not valid, binding and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of this Section 9.02.

(f) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 9.02 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Agreement, agreement, vote of the Common Members or Disinterested Directors or otherwise. No amendment or other modification of this Section 9.02 shall in any way diminish or adversely affect the rights of any Director, officer, employee or agent of the Company hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

(g) The Company may, to the extent authorized from time to time by the Lazard Board, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this Section 9.02 with respect to the indemnification and advancement of expenses of Directors and officers of the Company.

(h) If any provision or provisions of this Section 9.02 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Section 9.02 (including, without limitation, each portion of any subsection of this Section 9.02 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 9.02 (including, without limitation, each such portion of any subsection of this Section 9.02 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(i) For purposes of this Article IX:

(i) “Disinterested Director” means a Director of the Company who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(ii) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the claimant in an action to determine the claimant’s rights under this Section 9.02.

(j) Any notice, request or other communication required or permitted to be given to the Company under this Section 9.02 shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the General Counsel of the Company and shall be effective only upon receipt by the General Counsel.

(k) Notwithstanding any other provision contained in this Agreement, the parties hereto hereby acknowledge that in accordance with Section 8.04 of the Third Amended Operating Agreement, Article 8 of the Third Amended Operating Agreement shall survive the adoption of this Agreement with respect to any Liability (as defined in the Third Amended Operating Agreement) arising prior to the adoption of this Agreement.

SECTION 9.03. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Agreement, agreement, vote of Disinterested Directors or otherwise.

SECTION 9.04. Insurance. The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL if the Company were a corporation organized under the DGCL.

SECTION 9.05. Survival. This Article IX shall survive any termination of this Agreement.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Use of Firm Name. The right to use the firm name, Lazard Group LLC, shall belong to the Company; provided that the use, sale or other disposition of any Lazard Name or any Lazard Mark shall be governed by the terms of the Coordination Agreement.

SECTION 10.02. Amendments. Except as provided in Section 1.03 with respect to this Agreement or Section 2.01 with respect to the Certificate of Formation, the Certificate of Formation and this Agreement may not be amended except with (and any such amendment shall be authorized upon obtaining) the approval of the Lazard Board and the Managing Member, and the approval of any other Member or other person shall not be required; provided that any amendment to Sections 4.03(b) (other than any amendment to such Section that shall increase or decrease the number of authorized Common Units in an equal amount to any increase or decrease in the number of authorized shares of Lazard Ltd Common Stock), 4.04(a)(ii), 4.05, 5.04(a)(i), 6.02, 7.02(a), 7.05, 7.06, 8.03(a) or any of the defined terms contained in such Section in each case that is materially adverse to the LAZ-MD Common Members, or any amendment to this proviso, shall require the additional prior approval of the LAZ-MD Common Members (by the affirmative vote of LAZ-MD Common Members holding a majority of the Common Units held by all LAZ-MD Common Members); provided further that any amendment to Section 3.01, the last sentence of Section 3.02(d), the proviso to Section 3.02(f), the last sentence of 3.02(h), the last sentence of Section 3.02(i), Section 3.03(b), Section 3.03(n) or any of the defined terms contained in such Sections, or any amendment to this proviso, shall require the additional prior approval of each of the Lazard Ltd Nominating Committee and the Lazard Ltd Board in accordance with Article 24 of the Lazard Ltd Bye-Laws; provided, however, that the Lazard Board may authorize, without further approval of another person or group, (a) any amendment to this Agreement to correct any technicality, incorrect statement or error apparent on the face hereof in order to further the intent of the parties hereto or (b) correction of any formality or error apparent on the face hereof or incorrect statement or defect in the execution hereof. Any merger or consolidation of the Company with any third party that shall amend or otherwise modify the terms of this Agreement shall require the approval of the persons referred to above to the extent the approval of such persons would have been required had such amendment or modification been effected by an amendment to this Agreement.

SECTION 10.03. Benefits of Agreement. Except as provided in Article IX, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any of the Members. Except as provided in Article IX, nothing in this Agreement shall be deemed to create any right in any person not a party hereto, and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of any third person. Without limiting the generality of the foregoing, except as provided in Article IX, no person not a party hereto shall have any right to compel performance by a manager of its obligations hereunder.

SECTION 10.04. Waiver of Notice. Whenever any notice is required to be given to any Member or Director under the provisions of the Act or this Agreement, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Members (if any shall be called) or the Lazard Board or committee thereof need be specified in any waiver of notice of such meeting.

SECTION 10.05. Arbitration. (a) All disputes, controversies and claims arising out of or relating to the Coordination Agreement, any Governing Agreement, the Company’s affairs, the rights or interests of the Members or the estate of any deceased Member (to the extent that they are related to any of the foregoing), or any breach or termination or alleged breach or termination of the Coordination Agreement or any Governing Agreement (“Disputes”), whether arising during or after the Company’s term or liquidation, shall be determined in accordance with this Section 10.05.

(b) All Disputes shall first be reviewed by the Chief Executive Officer (“Executive Review”). Any party to a Dispute may invoke Executive Review by written notice to the other party or parties thereto and the Chief Executive Officer. As soon as practicable and in any event within 30 days after receipt of notice of a Dispute, the Chief Executive Officer shall attempt in good faith to resolve such Dispute. In the event that any Dispute remains unresolved 45 days after notice thereof to the Chief Executive Officer, such Dispute shall be finally determined by an arbitral tribunal under the Rules of Arbitration (the “ICC Rules”) of the International Chamber of Commerce (the “ICC”) and in accordance with Section 10.05(c).

(c) The arbitral tribunal determining any Dispute shall be comprised of three arbitrators. Each party to a Dispute shall designate one arbitrator. If a party fails to designate an arbitrator within a reasonable period, the ICC shall designate an arbitrator for such party, including upon a request by another party. The two arbitrators designated by the parties to a Dispute (or, if applicable, the ICC) shall designate a third arbitrator. In the event that the two arbitrators designated by the parties to a Dispute (or, if applicable, the ICC) are unable to agree upon a third arbitrator within a reasonable period, the third arbitrator shall be selected in accordance with the ICC Rules by the ICC. The language, place and procedures of the arbitration of any Dispute shall be as agreed upon by the parties to such Dispute or, failing such agreement within a reasonable period, as determined in accordance with the ICC Rules in order to ensure a speedy, efficient and just resolution of such Dispute. If neither the parties nor the arbitral tribunal can agree upon procedures, the arbitration shall be conducted in accordance with the ICC’s procedures. The hearings and taking of evidence of any Dispute may be conducted at any locations that will, in the judgment of the arbitral tribunal, result in a speedy, efficient and just resolution of such Dispute. The parties to any dispute shall use their best efforts to cooperate with each other and the arbitral tribunal in order to obtain a resolution as quickly as possible, including by adopting the ICC’s “fast-track” procedure (as provided for in Article 32(1) of the ICC Rules) if appropriate.

(d) Notwithstanding any provision of this Agreement to the contrary, this Section 10.05 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 10.05, including the ICC Rules, shall be invalid or unenforceable under the Delaware Arbitration Act or other applicable law, such invalidity shall not invalidate all of this Section 10.05. In that case, this Section 10.05 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 10.05 shall be construed to omit such invalid or unenforceable provision.

SECTION 10.06. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective estates, heirs, legal representatives, successors and permitted assigns, any additional Member admitted in accordance with the provisions hereof and any successor to a trustee of a trust that is or becomes a party hereto.

SECTION 10.07. Confidentiality. Each Member that is not a controlled Affiliate of Lazard Ltd expressly agrees, whether or not at the time a Member of the Company or providing services to the Company and/or any of its Subsidiaries, to maintain the confidentiality of, and not disclose to any Person other than the Company, a Member, a Managing Director (including, for this purpose, any managing director or limited managing director of LAM) or any financial, legal or other advisor to the Company, any information relating to the business, clients, affairs or financial structure, position or results of the Company or its affiliates (including any Affiliate) or any Dispute that shall not be generally known to the public or the securities industry; provided that such Member may disclose any such information (a) to the extent required by any applicable law, rule or regulation in the opinion of counsel or by the order of any securities exchange, banking supervisory authority or other governmental or self-regulatory organization of competent jurisdiction (provided that such Member notifies the Company of such requirement prior to making such disclosure and cooperates with the Company in seeking to prevent or minimize such disclosure), (b) to his or its legal counsel and financial advisers (who shall agree to abide by the terms of this Section), or (c) with the prior written consent of the Company.

Notwithstanding any other provision contained in this Agreement, the Members hereby expressly acknowledge and agree that to the fullest extent permitted by law, with respect to all persons who were members or former members of the Company prior to Exchange and Forced Sale, the obligations of such members and the former members set forth in Section 9.06 of the Third Amended Operating Agreement shall continue in full force and effect, and is not invalidated or otherwise altered by Section 10.07 of this Agreement.

SECTION 10.08. Notices. Except as provided in Section 3.02(d), all notices and other communications required or permitted by this Agreement shall be made in writing and any such notice or communication shall be deemed delivered when delivered in person, properly transmitted by telecopier or one business day after it has been sent by an internationally recognized overnight courier to the address for notices shown in the Company’s records (or any other address provided to the Company in writing for this purpose) or, if given to the Company, to the principal place of business of the Company in New York, New York. Communications by telecopier also shall be sent concurrently by overnight courier, but shall in any event be effective as stated above. Each Member and Director may from time to time change its address for notices under this Section by giving at least five days’ prior written notice of such changed address to the Company.

SECTION 10.09. No Waiver of Rights. No failure or delay on the part of any Member in the exercise of any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or of any other right or power. The waiver by any Member or manager of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement are cumulative and are not exclusive of any rights or remedies otherwise available.

SECTION 10.10. Power of Attorney. Each Member agrees that, by its execution of this Agreement, such Member irrevocably constitutes and appoints the Chief Executive Officer and the General Counsel, each acting alone, as its true and lawful attorney-in-fact coupled with an interest, with full power and authority, in its name, place and stead to make, execute, acknowledge and record (a) all certificates, instruments or documents, including fictitious name or assumed name certificates, as may be required by, or may be appropriate under, the laws of any state or jurisdiction in which the Company is doing or intends to do business and (b) all agreements, documents, certificates or other instruments amending this Agreement or the Certificate of Formation that may be necessary or appropriate to reflect or accomplish (i) a change in the name or location of the principal place of business of the Company or a change of name or address of a Member, (ii) the disposal or increase by a Member of his Interest in the Company or any part thereof, (iii) a distribution and reduction of the capital contribution of a Member or any other changes in the capital of the Company, (iv) the dissolution or termination of the Company, (v) the addition or substitution of a person becoming a Member of the Company and (vi) any amendment to this Agreement, in each case only to the extent expressly authorized and conducted in accordance with the preceding sections of this Agreement. The power granted hereby is coupled with an interest and shall survive the subsequent disability or incapacity of the principal.

SECTION 10.11. Severability. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

SECTION 10.12. Headings. The Article, Section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

SECTION 10.13. Entire Agreement. This Agreement amends and restates in its entirety the Third Amended Operating Agreement. This Agreement, including the exhibits, annexes and schedules hereto and the Acknowledgements, and the Master Separation Agreement, Section 3(a) of the Transaction Agreement and [•], constitute the entire agreement among the parties hereto and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Coordination Agreement and [•], the provisions of this Agreement shall prevail.

SECTION 10.14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

SECTION 10.15. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

SECTION 10.16. Effectiveness. The Original Operating Agreement was effective for all financial and accounting purposes as of January 3, 2000. This Agreement shall be effective immediately upon execution hereof by each of [•], on behalf of the Lazard Board, and LAZ-MD on the date hereof.

SECTION 10.17. Corporate Opportunity; Fiduciary Duty. (a) To the greatest extent permitted by law, none of Lazard Ltd, any Affiliate of Lazard Ltd (excluding for this purpose the Company and its Subsidiaries, LAZ-MD and LFCM and its Subsidiaries) (each such Affiliate of Lazard Ltd, a “Lazard Ltd Affiliate”) and none of their respective officers, directors, employees or agents shall owe any fiduciary duty to, nor shall any of Lazard Ltd or any Lazard Ltd Affiliate be liable for breach of fiduciary duty to, the Company, any Subsidiary of the Company or any other holder of Interests or Affiliate of such holder (or any of their respective officers, directors, employees or agents). To the greatest extent permitted by law, in taking any action, making any decision or exercising any discretion with respect to the Company, each of Lazard Ltd and each Lazard Ltd Affiliate shall be entitled to consider such interests and factors as it desires, including its own interests and those of other Lazard Ltd Affiliates, and shall have no duty or obligation (1) to give any consideration to the interests of or factors affecting the Company, the holders of Interests or any other person, or (2) to abstain from participating in any vote or other action of the Company or any Affiliate thereof, the Lazard Board or any committee or similar body of any of the foregoing. Lazard Ltd and any Lazard Ltd Affiliate (and their respective officers, directors, employees or agents) shall not violate a duty or obligation to the Company merely because such person’s conduct furthers such person’s own interest, except as specifically set forth in clause (c) of this Section. Such persons may lend money to and transact other business with the Company. The rights and obligations of any such person who lends money to, contracts with, borrows from or transacts business with the Company are the same as those of a person who is not involved with the Company, subject to other applicable law. To the greatest extent permitted by law, no transaction with the Company shall be voidable solely because any such person has a direct or indirect interest in the transaction. Nothing herein contained shall prevent any such person from conducting any other business, including, without limitation, serving as an officer, director, employee, or stockholder of any corporation, a trustee of any trust, an executor or administrator of any estate, or an administrative official of any other business or not-for-profit entity, or from receiving any compensation in connection therewith.

(b) Except as may be otherwise provided in a written agreement between the Company and Lazard Ltd, none of Lazard Ltd or any Lazard Ltd Affiliate shall owe any duty to refrain from engaging in the same or similar activities or lines of business as the Company. In the event that Lazard Ltd or any Lazard Ltd Affiliate acquires knowledge of a potential transaction or matter which may be a corporate opportunity for Lazard Ltd or any Lazard Ltd Affiliate, on the one hand, and the Company, on the other hand, Lazard Ltd or such Lazard Ltd Affiliate, as the case may be, shall, to the fullest extent permitted by law, have no duty to communicate or offer such corporate opportunity to the Company.

(c) In the event that a Director or officer of the Company who is also a director or officer of Lazard Ltd or any Lazard Ltd Affiliate acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Company, on the one hand, and Lazard Ltd or any Lazard Ltd Affiliate, as applicable, on the other hand, such Director or officer of the Company shall, to the fullest extent permitted by law, have fully satisfied and fulfilled any fiduciary duty of such Director or officer to the Company and its Members with respect to such corporate opportunity, if such Director or officer of the Company acts in a manner consistent with the following policy:

(i) a corporate opportunity offered to any individual who is an officer of the Company, and who is also a director but not an officer of Lazard Ltd or any Lazard Ltd Affiliate, shall belong to the Company unless such opportunity is expressly offered to such individual in his or her capacity as a director of Lazard Ltd or such Lazard Ltd Affiliate (in which case it shall belong to Lazard Ltd);

(ii) a corporate opportunity offered to any individual who is a Director but not an officer of the Company, and who is also a director or officer of Lazard Ltd or any Lazard Ltd Affiliate shall belong to Lazard Ltd or the applicable Lazard Ltd Affiliate unless such opportunity is expressly offered to such individual in his or her capacity as a Director (in which case it shall belong to the Company); and

(iii) a corporate opportunity offered to any individual who is an officer of both the Company and Lazard Ltd or any Lazard Ltd Affiliate shall belong to Lazard Ltd or such Lazard Ltd Affiliate unless such opportunity is expressly offered to such individual in his or her capacity as an officer of the Company (in which case it shall belong to the Company).

(d) To the greatest extent permitted by law, neither LAZ-MD nor any of its officers, directors, employees or agents shall owe any fiduciary duty to, nor shall LAZ-MD be liable for breach of fiduciary duty to, the Company, any Subsidiary of the Company or any other holder of Interests or Affiliate of such holder (or any of their respective officers, directors, employees or agents). In taking any action, making any decision or exercising any discretion with respect to the Company, LAZ-MD shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation (1) to give any consideration to the interests of or factors affecting the Company, the holders of Interests or any other person, or (2) to abstain from participating in any vote or other action of the Company or any Affiliate thereof, the Lazard Board or any committee or similar body of any of the foregoing. LAZ-MD (and its officers, directors, employees or agents) shall not violate a duty or obligation to the Company merely because such person’s conduct furthers such person’s own interest, except as specifically set forth in clause (e) of this Section. Such persons may lend money to and transact other business with the Company. The rights and obligations of any such person who lends money to, contracts with, borrows from or transacts business with the Company are the same as those of a person who is not involved with the Company, subject to other applicable law. No transaction with the Company shall be voidable solely because any such person has a direct or indirect interest in the transaction. To the greatest extent permitted by law, nothing herein contained shall prevent any such person from conducting any other business, including, without limitation, serving as an officer, director, employee, or stockholder of any corporation, a trustee of any trust, an executor or administrator of any estate, or an administrative official of any other business or not-for-profit entity, or from receiving any compensation in connection therewith.

(e) In the event that a Director or officer of the Company who is also a director or officer of LAZ-MD acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Company, on the one hand, and LAZ-MD, on the other hand, such Director or officer of the Company shall, to the fullest extent permitted by law, have fully satisfied and fulfilled any fiduciary duty of such Director or officer to the Company and its Members with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy: a corporate opportunity offered to any individual who is an officer of the Company or a Director, and who is also a director or officer of LAZ-MD, shall belong to the Company unless such opportunity is first expressly offered to the Company, affirmatively rejected by the Lazard Board and then offered to LAZ-MD by the Lazard Board.

(f) Any person purchasing or otherwise acquiring any Interest shall be deemed to have notice of and to have consented to the provisions of this Section.

(g) For purposes of this Section only, a director of the Company who is chairman of the Lazard Board or of a committee thereof shall not be deemed to be an officer of the Company by reason of holding such position, unless such individual is an employee of the Company.

(h) Except to the extent otherwise modified herein, each Director and officer of the Company shall have fiduciary duties identical to those of directors and officers of business corporations organized under the DGCL. The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) of a Director, officer or other person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties of such person.

(i) Neither the alteration, amendment, termination, expiration or repeal of this Section nor the adoption of any provision of this Agreement inconsistent with this Section shall eliminate or reduce the effect of this Section in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

IN WITNESS WHEREOF, the undersigned, acting pursuant to the resolutions of the Lazard Board adopted on the date hereof, has duly executed this Agreement to reflect approval by the Lazard Board as of the date first above written.

By:
Name:
Title:

Accepted and agreed (with such acceptance and agreement to constitute approval of this Agreement for all purposes under Section 9.02 of the Third Amended Operating Agreement) as of the date hereof:

LAZ-MD HOLDINGS LLC

By:
Name:
Title:

AGREEMENT TO BECOME MEMBERS

Each of the undersigned hereby agrees to be admitted to the Company as a Member as set forth in, and to be bound by, this Agreement, as of the date first above written.

LAZARD LTD (solely for the purposes of, and upon the occurrence of the events set forth in, Section 4.04(d))

By:
Name:
Title:

LAZARD GROUP FINANCE LLC

By:
Name:
Title:

LLTD CORP II

By:
Name:
Title:

LLTD 2 S.AR.L.

By:
Name:
Title: